                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          THERMO ELECTRON CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                          THERMO ELECTRON CORPORATION
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

[LOGO OF THERMO ELECTRON]

81 Wyman Street
P.O. Box 9046
Waltham, MA 02454-9046

                                                                  April 19, 2000

Dear Stockholder:

          You are cordially invited to attend the 2000 Annual Meeting of the Stockholders of Thermo Electron Corporation. Your board of directors and management look forward to greeting personally those Stockholders able to attend.

          Our Annual Report for the year ended January 1, 2000, is enclosed. I hope you will read it carefully. Please feel free to forward any questions you may have if you are unable to attend the meeting.

          Enclosed with this letter is a proxy authorizing three officers of the Corporation to vote your shares for you if you do not attend the meeting. It is important that your shares are represented and voted at the meeting whether or not you plan to attend. Accordingly, you are requested to sign, date and mail the enclosed proxy in the envelope provided at your earliest convenience.

          On behalf of the board of directors, thank you for your cooperation and continued support.


                                 Yours very truly,

                                 /s/ Richard F. Syron

                                 RICHARD F. SYRON
                                 Chairman, President and Chief Executive Officer


                            YOUR VOTE IS IMPORTANT.


                 PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD.

[LOGO OF THERMO ELECTRON]

81 Wyman Street
P.O. Box 9046
Waltham, MA 02454-9046

                                                                  April 19, 2000


To the Holders of the Common Stock of
THERMO ELECTRON CORPORATION

                            NOTICE OF ANNUAL MEETING

     The 2000 Annual Meeting of the Stockholders of Thermo Electron Corporation ("Thermo Electron" or the "Corporation") will be held on Wednesday, May 17, 2000, at 3:30 p.m. at the Marriott Long Wharf Hotel, 296 State Street, Boston, Massachusetts. The purpose of the meeting is to consider and take action upon the following matters:

     1. Election of three directors, comprising the class of directors to be elected for a three-year term expiring in the year 2003.

     2. A proposal recommended by the Board of Directors to amend the Corporation's equity incentive plan to restate the limitation on the size of awards to any recipient in a year.

     3.   A stockholder proposal, if presented by its proponent at the meeting.

     4. Such other business as may properly be brought before the meeting and any adjournment thereof.

     The transfer books of the Corporation will not be closed prior to the meeting, but, pursuant to appropriate action by the board of directors, the record date for the determination of the Stockholders entitled to notice of and to vote at the meeting is March 31, 2000.

     The By-laws require that the holders of a majority of the stock issued and outstanding and entitled to vote be present or represented by proxy at the meeting in order to constitute a quorum for the transaction of business. It is important that your stock be represented at the meeting regardless of the number of shares you may hold. Enclosed is a proxy authorizing three officers of the Corporation to vote your shares as you instruct. Whether or not you are able to be present in person, please promptly sign the enclosed proxy and return it to our transfer agent in the accompanying envelope, which requires no postage if mailed in the United States.

     This Notice, the proxy and proxy statement enclosed herewith are sent to you by order of the board of directors.


                                         SANDRA L. LAMBERT
                                         Vice President, Secretary

                                PROXY STATEMENT

     The enclosed proxy is solicited by the board of directors of Thermo Electron Corporation ("Thermo Electron" or the "Corporation") for use at the 2000 Annual Meeting of the Stockholders to be held on Wednesday, May 17, 2000, at 3:30 p.m. at the Marriott Long Wharf Hotel, 296 State Street, Boston, Massachusetts and any adjournment thereof. The mailing address of the executive office of the Corporation is 81 Wyman Street, P.O. Box 9046, Waltham, Massachusetts 02454-9046. This proxy statement and the enclosed proxy were first furnished to Stockholders of the Corporation on or about April 24, 2000.

                               VOTING PROCEDURES

     The board of directors intends to present to the meeting the election of three directors, comprising the class of directors to be elected for a three-year term expiring in 2003, and a proposal to restate the limitation on the potential size of awards to any recipient in a year under the Corporation's equity incentive plan.

     The representation in person or by proxy of a majority of the outstanding shares of common stock, $1.00 par value, of the Corporation ("Common Stock") entitled to vote at the meeting is necessary to provide a quorum for the transaction of business at the meeting. Shares can be voted only if the Stockholder is present in person or is represented by returning a properly signed proxy. Each Stockholder's vote is very important. Whether or not you plan to attend the meeting in person, please sign and promptly return the enclosed proxy card, which requires no postage if mailed in the United States. Votes of Stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes (as defined below) are counted as present or represented at the meeting for purposes of determining whether a quorum exists.

     Shares represented by proxy will be voted in accordance with your instructions. You may specify your choice by marking the appropriate box on the proxy card. If your proxy card is signed and returned without specifying choices, your shares will be voted FOR the management nominees for directors, FOR the management proposal, AGAINST the stockholder proposal, and as the individuals named as proxy holders on the proxy deem advisable on all other matters as may properly come before the meeting.

     Nominees for election as directors at the meeting will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting. Withholding authority to vote for a nominee for director will have no effect on the outcome of the vote. For the management proposal and the stockholder proposal, the affirmative vote of a majority of shares of Common Stock present or represented by proxy and entitled to vote on the matter is necessary for approval. Because abstentions are treated as shares present or represented and entitled to vote, abstentions with respect to the management proposal and the stockholder proposal have the same effect as a vote against the proposal. If you hold your shares of Common Stock through a broker, bank or other representative, generally the broker or your representative may only vote the Common Stock that it holds for you in accordance with your instructions. However, if it has not timely received your instructions, the broker or your representative may vote on certain matters for which it has discretionary voting authority. If a broker or your representative cannot vote on a particular matter because it does not have discretionary voting authority, this is a "broker non-vote" on that matter. As to the election of directors, the management proposal and the stockholder proposal, broker non-votes are not deemed to be present and represented and are not entitled to vote, and therefore will have no effect on the outcome of the vote.

     A Stockholder who returns a proxy may revoke it at any time before the Stockholder's shares are voted at the meeting by written notice to the Secretary of the Corporation received prior to the meeting, by executing and returning a later dated proxy or by voting by ballot at the meeting.

     The outstanding stock of the Corporation entitled to vote (excluding shares held in treasury by the Corporation) as of March 31, 2000, consisted of 156,904,025 shares of Common Stock. Only Stockholders of record at the close of business on March 31, 2000, are entitled to vote at the meeting. Each share is entitled to one vote.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

     For purposes of this meeting, the board of directors has fixed the number of directors at nine, divided into three classes of three directors each. Each class is elected for a three-year term at successive Annual Meetings of the Stockholders. In all cases, directors hold office until their successors have been elected and qualified, or until their earlier resignation, death or removal. Dr. Samuel W. Bodman III, Mr. Peter O. Crisp and Mr. Jim P. Manzi are listed below as nominees for the three-year term expiring at the Annual Meeting of the Stockholders to be held in the year 2003. Dr. Bodman and Mr. Crisp are currently directors of the Corporation. Mr. Roger D. Wellington, a director of the Corporation, is retiring from the board of directors at the Annual Meeting of the Stockholders, and Mr. Manzi has been nominated to fill this board seat.

     Since the 1999 Annual Meeting of the Stockholders, the following directors have retired from the board of directors in addition to Mr. Wellington: Dr. John
M. Albertine, Dr. George N. Hatsopoulos, Mr. John N. Hatsopoulos and Mr. Donald
E. Noble. The Corporation recognizes with gratitude and appreciation the leadership, service and dedication of each of these individuals.

Nominees and Incumbent Directors

     Set forth below are the names of the persons nominated as directors and directors whose terms do not expire this year, their ages, their offices in the Corporation, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships. Information regarding their beneficial ownership of the Corporation's Common Stock and of the common stock of certain subsidiaries of the Corporation is reported under the caption "Stock Ownership."

        Nominees for Directors Whose Term of Office Will Expire in 2003

     Samuel W. Bodman III   Dr. Bodman, 61, has been a director of the
Corporation since May 1999. Since 1988, Mr. Bodman has served as the chairman and chief executive officer of Cabot Corporation, a manufacturer of specialty chemicals and materials. Dr. Bodman is also a director of Cabot Corporation, John Hancock Financial Services, Inc., Security Capital Group Incorporated and Westvaco Corporation.

     Peter O. Crisp   Mr. Crisp, 67, has been a director of the Corporation
since 1974. Mr. Crisp was a general partner of Venrock Associates, a venture capital investment firm, for more than five years until his retirement in September 1997. He has been the vice chairman of Rockefeller Financial Services, Inc. since December 1997. Mr. Crisp is also a director of American Superconductor Corporation, Evans & Sutherland Computer Corporation, Thermedics Inc., ThermoTrex Corporation and United States Trust Corporation.

     Jim P. Manzi   Mr. Manzi, 48, was the chairman, president and chief
executive officer of Lotus Development Corporation, a software manufacturer, from 1984 until 1995. Since leaving Lotus, he has been involved in a number of technology startup ventures, primarily related to the Internet.

          Incumbent Directors Whose Term of Office Will Expire in 2001

     Elias P. Gyftopoulos   Dr. Gyftopoulos, 72, has been a director of the
Corporation since 1976. Dr. Gyftopoulos is Professor Emeritus of the Massachusetts Institute of Technology, where he was the Ford Professor of Mechanical Engineering and of Nuclear Engineering for more than 20 years until his retirement in 1996. Dr. Gyftopoulos is also a director of Thermo BioAnalysis Corporation, Thermo Cardiosystems Inc., ThermoLase Corporation, ThermoRetec Corporation and Trex Medical Corporation.

     Frank Jungers   Mr. Jungers, 73, has been a director of the Corporation
since 1978. Mr. Jungers has been a consultant on business and energy matters since 1977. Mr. Jungers is also a director of The AES Corporation, Donaldson, Lufkin & Jenrette, Inc., Statia Terminals Group N.V., Thermo Ecotek Corporation and ThermoQuest Corporation.

     Robert W. O'Leary   Mr. O'Leary, 56, has been a director of the Corporation
since June 1998. He has been the chairman and chief executive officer of Premier Inc., a strategic alliance of not-for-profit health care and hospital systems, since 1995. From 1990 to 1995, Mr. O'Leary was the chairman of American Medical International, Inc., one of the three predecessor entities of Premier Inc.

         Incumbent Directors Whose Term of Office Will Expire in 2002

     Robert A. McCabe   Mr. McCabe, 65, has been a director of the Corporation
since 1962. He has been the chairman of Pilot Capital Corporation, which is engaged in private investments, since 1998 and also served as the president of Pilot Capital Corporation from 1987 to 1998. Mr. McCabe is also a director of Atlantic Bank & Trust Company, Burns International Services Corporation, Church & Dwight Company and Thermo Optek Corporation.

     Hutham S. Olayan   Ms. Olayan, 46, has been a director of the Corporation
since 1987. She has served since 1995 as president and a director of Olayan America Corporation, a member of the Olayan Group, and as president and a director of Competrol Real Estate Limited, another member of the Olayan Group, from 1986 until its merger into Olayan America Corporation in 1997. The surviving company is engaged in private investments, including real estate, and advisory services. Ms. Olayan is also a director of Trex Medical Corporation.

     Richard F. Syron   Dr. Syron, 56, has been a director of the Corporation
since September 1997, its president and chief executive officer since June 1999 and chairman of the board since January 2000. From April 1994 until May 1999, Dr. Syron was the chairman and chief executive officer of the American Stock Exchange, Inc. Dr. Syron is also a director of Dreyfus Corporation, John Hancock Financial Services, Inc. and Thermo Fibertek Inc.

Committees of the Board of Directors and Meetings

     The board of directors has established an executive committee, an audit committee, a human resources committee and a nominating committee. The present members of the executive committee are Dr. Syron (Chairman), Mr. Jungers, Mr. McCabe and Ms. Olayan. The executive committee is empowered to act when it is impractical to call a meeting of the entire board of directors and, with certain exceptions, has the powers of the board of directors. The audit committee consists solely of directors who are not employees of the Corporation or of any companies affiliated with Thermo Electron ("outside directors"), and its present members are Mr. Wellington (Chairman), Mr. Crisp and Mr. McCabe. The audit committee reviews the scope of the audit with the Corporation's independent public accountants and meets with them for the purpose of reviewing the results of the audit subsequent to its completion. The human resources committee consists solely of outside directors and its present members are Mr. Jungers (Chairman), Dr. Bodman, Mr. Crisp and Dr. Gyftopoulos. The human resources committee reviews corporate organization, reviews the performance of senior members of management, approves executive compensation and administers the Corporation's stock option and other stock-based compensation plans. The nominating committee consists solely of outside directors and its present members are Mr. Jungers (Chairman), Dr. Bodman and Mr. O'Leary. The nominating committee reviews the credentials of proposed nominees for directors, either to fill vacancies or for election at the Annual Meeting, and presents recommendations for the selection of new directors to the board of directors. The board of directors met 17 times, the executive committee met three times, the audit committee met twice, the human resources committee met 12 times and the nominating committee met three times during fiscal 1999. Each director attended at least 75% of all meetings of the board of directors and committees on which he or she served that were held during fiscal 1999.

Compensation of Directors

     Cash Compensation

     Outside directors receive an annual retainer of $20,000 and a fee of $1,000 per meeting for attending regular meetings of the board of directors and $500 per meeting for participating in meetings of the committees of the board of directors or meetings of the board of directors held by means of conference telephone. Payment of directors' fees is made quarterly. Dr. Richard F. Syron is a full-time employee of the Corporation and does not receive any cash compensation from the Corporation for his service as a director. Directors are also reimbursed for out-of-pocket expenses and in some instances for travel time incurred in attending such meetings.

     Deferred Compensation Plan for Directors

     Under the Corporation's deferred compensation plan for directors (the "Deferred Compensation Plan"), a director has the right to defer receipt of his cash fees until he ceases to serve as a director, dies or retires from his principal occupation. In the event of a change in control or proposed change in control of the Corporation that is not approved by the board of directors, deferred amounts become payable immediately. Any of the following are deemed to be a change of control: (i) the acquisition by any person of 40% or more of the outstanding common stock or voting securities of the Corporation; (ii) the failure of the Corporation's board of directors to include a majority of directors who are "continuing directors", which term is defined to include directors who were members of the Corporation's board on

July 1, 1999 or who subsequent to that date were nominated or elected by a majority of directors who were "continuing directors" at the time of such nomination or election; (iii) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Corporation or the sale or other disposition of all or substantially all of the assets of the Corporation unless immediately after such transaction (a) all holders of the Corporation's common stock immediately prior to such transaction own more than 60% of the outstanding voting securities of the resulting or acquiring corporation in substantially the same proportions as their ownership immediately prior to such transaction and (b) no person after the transaction owns 40% or more of the outstanding voting securities of the resulting or acquiring corporation; or (iv) approval by stockholders of a complete liquidation or dissolution of the Corporation. Amounts deferred pursuant to the Deferred Compensation Plan are valued at the end of each quarter as units of Common Stock. When payable, amounts deferred may be disbursed solely in shares of Common Stock accumulated under the Deferred Compensation Plan. As of January 1, 2000, a total of 613,360 shares of Common Stock were reserved for issuance under the Deferred Compensation Plan and deferred units equal to approximately 338,440 shares of Common Stock were accumulated under the Deferred Compensation Plan.

     Stock-Based Compensation

     Outside directors of the Corporation are eligible for the grant of stock options under the Corporation's equity incentive plan, which is administered by the human resources committee of the board of directors. In January 2000, each of the outside directors was granted options to purchase 15,000 shares of Common Stock, at an exercise price of $14.61 per share. These options may be exercised at any time prior to the expiration of the option on the fifth anniversary of the grant date.

     In addition, the Corporation's directors stock option plan (the "Directors Plan") provides for the automatic grant of stock options to purchase shares of Common Stock to outside directors as additional compensation for their service as directors. Pursuant to the Directors Plan, outside directors receive an annual grant of options to purchase 1,000 shares of Common Stock at the close of business on the date of each Annual Meeting of the Stockholders of the Corporation. Options evidencing annual grants are immediately exercisable at any time from and after the grant date of the option and expire on the third anniversary of the grant date. The exercise price for options granted under the Directors Plan is the average of the closing prices of the common stock as reported on the New York Stock Exchange (or other principal market on which the common stock is then traded) for the five trading days immediately preceding and including the date of grant, or, if the shares are not then traded, at the last price per share paid by third parties in an arms-length transaction prior to the option grant. As of January 31, 2000, options to purchase 90,625 shares of Common Stock were outstanding under the Directors Plan, options to purchase 13,500 shares of Common Stock had lapsed, options to purchase 20,250 shares of Common Stock had been exercised, and options to purchase 564,125 shares of Common Stock were available for future grant.

Stock Ownership Policy for Directors

     The human resources committee of the board of directors (the "Committee") has established a stock holding policy for directors. The stock holding policy requires each director to hold a minimum of 1,000 shares of Common Stock. Directors are requested to achieve this ownership level within a three-year period. The chief executive officer of the Corporation is required to comply with a separate stock holding policy established by the Committee, which is described in "Committee Report on Executive Compensation--Stock Ownership Policy."

                                STOCK OWNERSHIP

     The following table sets forth, as of January 31, 2000, the beneficial ownership of the Corporation's Common Stock, by (a) each director and nominee for director, (b) each of the Corporation's executive officers named in the summary compensation table set forth below under the heading "Executive Compensation" (the "named executive officers"), and (c) all directors and current executive officers as a group, as well as their beneficial ownership of each of the Corporation's majority-owned subsidiaries as follows: (i) Thermo Ecotek Corporation and Thermo Trilogy Corporation, a majority-owned subsidiary of Thermo Ecotek Corporation, (ii) Thermo Fibertek Inc. and Thermo Fibergen Inc., a majority-owned subsidiary of Thermo Fibertek Inc., (iii) Thermo TerraTech Inc. and The Randers Killam Group Inc. and ThermoRetec Corporation, each a majority-owned subsidiary of Thermo TerraTech Inc., (iv) Thermedics Inc. and Thermedics Detection Inc., Thermo Cardiosystems Inc. and Thermo Sentron Inc., each a majority-owned subsidiary of Thermedics Inc., (v) ThermoTrex Corporation and ThermoLase Corporation and Trex Medical Corporation, each a majority-owned subsidiary of ThermoTrex Corporation, and (vi) Thermo Instrument Systems Inc. and Metrika Systems Corporation, ONIX Systems Inc., Thermo BioAnalysis Corporation, Thermo Optek Corporation, ThermoQuest Corporation and Spectra-Physics Lasers, Inc., each a majority-owned subsidiary of Thermo Instrument Systems Inc. The common stock of each of the majority-owned subsidiaries is publicly traded except for the common stock of Thermo Trilogy Corporation, which is privately held and the common stock of Thermedics Detection Inc., Thermo Sentron Inc. and ONIX Systems Inc. which have, subsequent to January 31, 2000, been taken private. In addition, the following table sets forth the beneficial ownership of Common Stock, as of January 31, 2000, with respect to each person who was known by the Corporation to own beneficially more than 5% of the outstanding shares of Common Stock.

     While certain directors and executive officers of the Corporation are also directors or executive officers of majority-owned subsidiaries of the Corporation, all such persons disclaim beneficial ownership of the shares of common stock of other Thermo Electron companies owned by the Corporation or such majority-owned subsidiaries.

                                         Thermo           Thermo           Thermo         Thermo                          Thermo
                                        Electron          Ecotek           Trilogy       Fibertek      Thermo            TerraTech
        Name(1)                      Corporation (2)  Corporation (3)  Corporation (4)   Inc. (5)    Fibergen Inc. (6)    Inc. (7)
        -------                      ---------------  ---------------  ---------------   --------    -----------------    --------
FMR Corporation (24)................   20,368,314             N/A             N/A             N/A            N/A               N/A
Franklin Mutual Advisers LLC (25)...    8,044,300             N/A             N/A             N/A            N/A               N/A
Capital Research and Management
   Company (26).....................    8,533,470             N/A             N/A             N/A            N/A               N/A
Dodge & Cox (27)....................   10,528,200             N/A             N/A             N/A            N/A               N/A
Samuel W. Bodman....................       27,599               0               0               0              0                 0
Peter O. Crisp......................      121,767           2,941               0           8,250          1,000                 0
Elias P. Gyftopoulos................       91,399               0               0           8,250          1,000                 0
George N. Hatsopoulos...............    3,909,357          25,579               0         177,429         20,000            55,471
Brian D. Holt.......................      322,941         215,600               0               0          2,000           250,000
Frank Jungers.......................      171,021          50,511           3,000           8,250          4,000                 0
John T. Keiser......................      331,636               0               0           4,923              0                 0
Earl R. Lewis.......................      215,477               0               0               0          2,000                 0
Jim P. Manzi........................            0               0               0               0              0                 0
Robert A. McCabe....................       66,326               0          18,000           8,250          1,000             2,160
Hutham S. Olayan....................       49,568               0           6,060           8,250          2,000                 0
Robert W. O'Leary...................       43,830               0               0           1,500              0                 0
William A. Rainville................      361,499           4,467               0         692,424         78,000            60,000
Richard F. Syron....................    1,074,006               0               0               0              0                 0
Roger D. Wellington.................       55,795               0           8,000          17,250         12,413             1,000
All directors and current executive
officers as a group (14 persons)....    3,391,396         273,519          35,060         843,597        130,413           313,778

                                             The Randers                                                                 Thermo
                                            Killam Group         ThermoRetec      Thermedics       Thermedics        Cardiosystems
                Name(1)                       Inc. (8)         Corporation (9)     Inc. (10)   Detection Inc. (11)     Inc. (12)
                -------                       --------         ---------------     ---------   -------------------     ---------
FMR Corporation(24).......................         N/A                   N/A             N/A              N/A                N/A
Franklin Mutual Advisers LLC.(25).........         N/A                   N/A             N/A              N/A                N/A
Capital Research and Management ..........
   Company (26)...........................         N/A                   N/A             N/A              N/A                N/A
Dodge & Cox (27)..........................         N/A                   N/A             N/A              N/A                N/A
Samuel W. Bodman..........................           0                     0               0                0                  0
Peter O. Crisp............................           0                     0          37,076                0              2,250
Elias P. Gyftopoulos......................           0                31,690           8,298              600             16,565
George N. Hatsopoulos.....................      48,000                 9,000          63,681           21,197             11,584
Brian D. Holt.............................       4,000                     0               0            2,000                  0
Frank Jungers.............................           0                10,000           3,000                0             13,250
John T. Keiser............................       4,000                     0         194,693           17,000             57,473
Earl R. Lewis.............................       4,000                     0               0            2,003                  0
Robert A. McCabe..........................           0                     0           2,498            9,000             12,250
Jim P. Manzi..............................           0                     0               0                0                  0
Hutham S. Olayan..........................           0                     0               0                0             12,250
Robert W. O'Leary.........................           0                     0               0                0                  0
William A. Rainville......................      24,000                     0          10,000                0              7,000
Richard F. Syron..........................           0                     0               0                0                  0
Roger D. Wellington.......................           0                     0               0                0              4,750
All directors and current executive
officers as a group (14 persons)..........      36,000                65,690         257,429           40,600            142,334

                                             Thermo Sentron      ThermoTrex          ThermoLase
                Name(1)                         Inc. (13)      Corporation (14)   Corporation (15)
                -------                         ---------      ----------------   ----------------
FMR Corporation(24)......................            N/A              N/A                 N/A
Franklin Mutual Advisers LLC.(25)........            N/A              N/A                 N/A
Capital Research and Management
   Company (26)..........................            N/A              N/A                 N/A
Dodge & Cox (27).........................            N/A              N/A                 N/A
Samuel W. Bodman.........................              0                0                   0
Peter O. Crisp...........................              0            5,800              22,758
Elias P. Gyftopoulos.....................              0                0              65,497
George N. Hatsopoulos....................         17,000           55,128              29,578
Brian D. Holt............................          2,000            1,023                   0
Frank Jungers............................              0            6,500               1,300
John T. Keiser...........................         19,500           91,023                   0
Earl R. Lewis............................          2,000            1,023               5,000
Robert A. McCabe.........................          2,000            5,500               1,976
Jim P. Manzi.............................              0                0                   0
Hutham S. Olayan.........................              0                0                   0
Robert W. O'Leary........................              0                0                   0
William A. Rainville.....................          7,000            6,916              10,000
Richard F. Syron.........................              0                0                   0
Roger D. Wellington......................              0                0                   0
All directors and current executive
officers as a group (14 persons).........         32,500          124,257             111,748


                                                Trex             Thermo           Metrika         ONIX          Thermo
                                              Medical          Instrument         Systems        Systems     BioAnalysis
                Name(1)                   Corporation (16)  Systems Inc.(17)  Corporation (18)  Inc. (19)  Corporation (20)
                -------                   ----------------  ----------------  ----------------  ---------  ----------------
FMR Corporation(24)......................             N/A            N/A             N/A             N/A           N/A
Franklin Mutual Advisers LLC (25)........             N/A            N/A             N/A             N/A           N/A
Capital Research and Management
   Company (26)..........................             N/A            N/A             N/A             N/A           N/A
Dodge & Cox (27).........................             N/A            N/A             N/A             N/A           N/A
Samuel W. Bodman.........................               0              0               0               0             0
Peter O. Crisp...........................           1,500          3,009               0               0             0
Elias P. Gyftopoulos.....................          41,956         88,842               0               0        15,254
George N. Hatsopoulos....................          41,188        203,207           30,000         20,000        37,300
Brian D. Holt............................           4,000            999            2,000          2,000         2,000
Frank Jungers............................           1,650         26,412                0         40,000         2,000
John T. Keiser...........................          20,000        155,211           12,000          2,000             0
Earl R. Lewis............................          32,000        436,499           20,000         35,333        72,500
Robert A. McCabe.........................           7,050         31,127                0              0         1,500
Jim P. Manzi.............................               0              0                0              0             0
Hutham S. Olayan.........................          48,393          3,009                0              0             0
Robert W. O'Leary........................               0            666                0              0             0
William A. Rainville.....................          20,000         19,065           10,000         10,000         6,000
Richard F. Syron  .......................               0              0                0              0             0
Roger D. Wellington......................           1,300          6,759                0              0             0
All directors and current executive
officers as a group (14 persons).........         231,849        970,032           69,000        119,333       118,254

                                                     Thermo
                                                      Optek                ThermoQuest           Spectra-Physics
                Name(1)                            Corporation (21)       Corporation (22)       Lasers Inc. (23)
                -------                            ----------------       ----------------       ----------------
FMR Corporation(24)......................                  N/A                     N/A                  N/A
Franklin Mutual Advisers LLC (25)........                  N/A                     N/A                  N/A
Capital Research and Management
   Company (26)..........................                  N/A                     N/A                  N/A
Dodge & Cox (27).........................                  N/A                     N/A                  N/A
Samuel W. Bodman.........................                    0                       0                    0
Peter O. Crisp...........................                    0                       0                    0
Elias P. Gyftopoulos.....................                    0                       0                    0
George N. Hatsopoulos....................              113,100                  92,600                    0
Brian D. Holt............................                6,000                   6,000                    0
Frank Jungers............................                    0                  48,650                    0
John T. Keiser...........................                    0                       0                    0
Earl R. Lewis............................              252,000                 135,000                    0
Robert A. McCabe.........................               70,961                       0                    0
Jim P. Manzi.............................                    0                       0                    0
Hutham S. Olayan.........................                    0                       0                    0
Robert W. O'Leary........................                    0                       0                    0
William A. Rainville.....................               15,000                  15,000                    0
Richard F. Syron  .......................                    0                       0                    0
Roger D. Wellington......................                    0                       0                    0
All directors and current executive
officers as a group (14 persons).........              383,961                 229,650                    0

     (1) Except as reflected in the footnotes to this table, shares of the Common Stock of the Corporation and of the common stock of each of the Corporation's subsidiaries beneficially owned consist of shares owned by the indicated person or by that person for the benefit of minor children, and all share ownership includes sole voting and investment power.

     (2) Shares of the Common Stock of the Corporation beneficially owned by Dr. Bodman, Mr. Crisp, Dr. Gyftopoulos, Dr. Hatsopoulos, Mr. Holt, Mr. Jungers, Mr. Keiser, Mr. Lewis, Mr. McCabe, Ms. Olayan, Mr. O'Leary, Mr. Rainville, Dr. Syron, Mr. Wellington and all directors and current executive officers as a group include 26,000, 25,596, 27,442, 25,448, 284,948, 24,673, 263,230, 212,278,
27,442, 27,442, 27,000, 294,630, 1,011,000, 24,673 and 2,660,715 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 31, 2000, through the exercise of stock options. Shares beneficially owned by Dr. Hatsopoulos and all directors and current executive officers as a group include 2,266 and 1,071 shares, respectively, allocated to their respective accounts maintained pursuant to the Corporation's employee stock ownership plan (the "ESOP"). Shares beneficially owned by Dr. Bodman, Mr. Crisp, Dr. Gyftopoulos, Mr. Jungers, Mr. McCabe, Ms. Olayan, Mr. O'Leary, Dr. Syron , Mr. Wellington and all directors and current executive officers as a group include 1,599, 49,277, 1,378, 80,427, 34,725, 19,876, 3,830,
2,506, 26,342 and 219,960 shares, respectively, allocated to accounts maintained pursuant to the Deferred Compensation Plan. Shares beneficially owned by Dr. Hatsopoulos include 144,437 shares held by his spouse, 311,708 shares held by a family trust of which his spouse is the trustee and 566,262 shares held by a family limited partnership indirectly controlled by Dr. Hatsopoulos' spouse. Shares beneficially owned by Dr. Hatsopoulos also include 50,000 shares that a family trust, of which Dr. Hatsopoulos' spouse is the trustee, has the right to acquire within 60 days of January 31, 2000, through the exercise of stock options and 2,149,500 shares that a family limited partnership indirectly controlled by Dr. Hatsopoulos' spouse has the right to acquire within 60 days of January 31, 2000, through the exercise of stock options. Dr. Hatsopoulos disclaims beneficial ownership of the shares owned by the family limited partnership except to the extent of his pecuniary interest therein. Shares beneficially owned by Ms. Olayan do not include 6,150,000 shares owned by Crescent Holding GmbH, a member of the Olayan Group. Crescent Holding GmbH is indirectly controlled by Suliman S. Olayan, Ms. Olayan's father. Ms. Olayan disclaims beneficial ownership of the shares owned by Crescent Holding GmbH. Except for Dr. Hatsopoulos, who beneficially owned 2.46% of the Common Stock outstanding as of January 31, 2000, no director or named executive officer beneficially owned more than 1% of the Common Stock outstanding as of such date; all directors and current executive officers as a group beneficially owned 2.16% of the Common Stock outstanding as of January 31, 2000.

     (3) Shares of the common stock of Thermo Ecotek Corporation beneficially owned by Dr. Hatsopoulos, Mr. Holt, Mr. Jungers, and all directors and current executive officers as a group include 15,000, 210,000, 6,000 and 216,000 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 31, 2000, through the exercise of stock options. Shares beneficially owned by Mr. Jungers and all directors and current executive officers as a group include 3,961 shares allocated to Mr. Jungers' account maintained pursuant to Thermo Ecotek's deferred compensation plan for directors. The directors and the named executive officers did not individually, and the directors and current executive officers as a group did not, beneficially own more than 1% of the Thermo Ecotek Corporation common stock outstanding as of January 31, 2000.

     (4) Shares of the common stock of Thermo Trilogy Corporation beneficially owned by Mr. McCabe include 18,000 shares held by a trust of which he and members of his family are trustees. Shares beneficially owned by Ms. Olayan do not include 60,000 shares owned by Crescent International Holdings Ltd., a member of the Olayan Group which is indirectly controlled by Suliman S. Olayan, Ms. Olayan's father. Ms. Olayan disclaims beneficial ownership of the shares owned by Crescent International Holdings Ltd. The directors and the named executive officers did not individually, and the directors and current executive officers as a group did not, beneficially own more than 1% of the Thermo Trilogy Corporation common stock outstanding as of January 31, 2000.

     (5) Shares of the common stock of Thermo Fibertek Inc. beneficially owned by Mr. Crisp, Dr. Gyftopoulos, Dr. Hatsopoulos, Mr. Jungers, Mr. McCabe, Ms. Olayan, Mr. O'Leary, Mr. Rainville, Mr. Wellington and all directors and current executive officers as a group include 8,250, 8,250, 139,910, 8,250, 8,250, 8,250, 1,500, 550,000, 8,250 and 687,250 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 31, 2000, through the exercise of stock options. Except for Mr. Rainville, who beneficially owned 1.12% of the common stock of Thermo Fibertek Inc. outstanding as of January 31, 2000, no director or named executive officer beneficially owned more than 1% of the Thermo Fibertek Inc. common stock outstanding as of January 31, 2000; all directors and current executive officers as a group beneficially owned 1.37% of the Thermo Fibertek Inc. common stock outstanding as of January 31, 2000.

     (6) Shares of the common stock of Thermo Fibergen Inc. beneficially owned by Mr. Crisp, Dr. Gyftopoulos, Dr. Hatsopoulos, Mr. Holt, Mr. Jungers, Mr. Lewis, Mr. McCabe, Ms. Olayan, Mr. Rainville, Mr. Wellington and all directors and current executive officers as a group include 1,000, 1,000, 20,000, 2,000, 1,000, 2,000, 1,000, 1,000, 75,000, 11,000 and 129,000 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 31, 2000, through the exercise of stock options. Shares beneficially owned by Mr. Wellington and all directors and current executive officers as a group include 1,413 shares allocated to Mr. Wellington's account maintained pursuant to Thermo Fibergen's deferred compensation plan for directors. The directors and the named executive officers did not individually, and the directors and current executive officers as a group did not, beneficially own more than 1% of the Thermo Fibergen Inc. common stock outstanding as of January 31, 2000. In addition, Mr. Jungers, Mr. Rainville and all directors and current executive officers as a group beneficially owned 1,500, 1,500 and 3,000 redemption rights, respectively, issued by Thermo Fibergen Inc. Each of these rights, issued in a public offering in September 1996, permits the holder to sell one share of the Thermo Fibergen Inc. common stock back to Thermo Fibergen Inc. at certain times in the future at a price of $12.75 per share.

     (7) Shares of the common stock of Thermo TerraTech Inc. beneficially owned by Dr. Hatsopoulos, Mr. Holt, Mr. Rainville and all directors and current executive officers as a group include 40,000, 250,000, 60,000 and 310,000 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 31, 2000, through the exercise of stock options. Shares beneficially owned by Dr. Hatsopoulos and all directors and current executive officers as a group include 309 and 299 shares, respectively, allocated to their respective accounts maintained pursuant to the Corporation's ESOP. Shares beneficially owned by Dr. Hatsopoulos include 96 shares held by his spouse. The directors and the named executive officers did not individually, and the directors and current executive officers as a group did not, beneficially own more than 1% of the Thermo TerraTech Inc. common stock outstanding as of January 31, 2000.

     (8) Shares of the common stock of The Randers Killam Group Inc. beneficially owned by Dr. Hatsopoulos, Mr. Holt, Mr. Keiser, Mr. Lewis, Mr. Rainville and all directors and current executive officers as group include 48,000, 4,000, 4,000, 4,000, 24,000 and 36,000 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 31, 2000, through the exercise of stock options. The directors and the named executive officers did not individually, and the directors and current executive officers as a group did not, beneficially own more than 1% of The Randers Killam Group Inc. common stock outstanding as of January 31, 2000.

     (9) Shares of the common stock of ThermoRetec Corporation beneficially owned by Dr. Gyftopuolos, Dr. Hatsopoulos, Mr. Rainville and all directors and current executive officers as a group include 29,600, 7,500, 22,500 and 52,100 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 31, 2000, through the exercise of stock options. Shares beneficially owned by Dr. Gyftopoulos and all directors and current executive officers as a group include 1,090 shares allocated to Dr. Gyftopoulos' account maintained pursuant to ThermoRetec Corporation's deferred compensation plan for directors. The directors and the named executive officers did not individually, and the directors and current executive officers as a group did not, beneficially own more than 1% of the ThermoRetec Corporation common stock outstanding as of January 31, 2000.

     (10) Shares of the common stock of Thermedics Inc. beneficially owned by Mr. Crisp, Dr. Gyftopoulos, Mr. Keiser and all directors and current executive officers as a group include 9,000, 2,750, 187,900 and 199,650 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 31, 2000, through the exercise of stock options. Shares beneficially owned by Dr. Hatsopoulos and all directors and current executive officers as a group include 1,635 and 1,119 shares, respectively, allocated to their respective accounts maintained pursuant to the Corporation's ESOP. Shares beneficially owned by Mr. Crisp and all directors and current executive officers as a group include 9,971 shares allocated to Mr. Crisp's account maintained pursuant to Thermedics Inc.'s deferred compensation plan for directors. Shares beneficially owned by Dr. Hatsopoulos include 654 shares held by his spouse and 50,000 shares that a family limited partnership indirectly controlled by Dr. Hatsopoulos' spouse has the right to acquire within 60 days of January 31, 2000, through the exercise of stock options. Dr. Hatsopoulos disclaims beneficial ownership of the shares owned by the family limited partnership except to the extent of his pecuniary interest therein. The directors and the named executive officers did not individually, and the directors and current executive officers as a group did not, beneficially own more than 1% of the Thermedics Inc. common stock outstanding as of January 31, 2000.

     (11) Shares of the common stock of Thermedics Detection Inc. beneficially owned by Dr. Hatsopoulos, Mr. Holt, Mr. Keiser, Mr. Lewis, Mr. Rainville and all directors and current executive officers as a group include 20,000, 2,000, 17,000, 2,000, 10,000 and 31,000 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 31, 2000, through the exercise of stock options. Shares beneficially owned by Dr. Hatsopoulos include 57 shares held by his spouse. Shares beneficially owned by Mr. McCabe include 9,000 shares held in a trust of which he and members of his family are trustees. The directors and the named executive officers did not individually, and the directors and current executive officers as a group did not, beneficially own more than 1% of the Thermedics Detection Inc. common stock outstanding as of January 31, 2000.

     (12) Shares of the common stock of Thermo Cardiosystems Inc. beneficially owned by Mr. Crisp, Dr. Gyftopoulos, Mr. Jungers, Mr. Keiser, Mr. McCabe, Ms. Olayan, Mr. Wellington and all directors and current executive officers as a group include 2,250, 3,750, 1,000, 50,200, 1,000, 1,000, 1,000 and 80,200
shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 31, 2000, through the exercise of stock options. Shares beneficially owned by Dr. Gyftopoulos and all directors and current executive officers as a group include 565 shares allocated to Dr. Gyftopoulos' account maintained pursuant to Thermo Cardiosystems Inc.'s deferred compensation plan for directors. The directors and the named executive officers did not individually, and the directors and current executive officers as a group did not, beneficially own more than 1% of the Thermo Cardiosystems Inc. common stock outstanding as of January 31, 2000.

     (13) Shares of the common stock of Thermo Sentron Inc. beneficially owned by Dr. Hatsopoulos, Mr. Holt, Mr. Keiser, Mr. Lewis, Mr. Rainville and all directors and current executive officers as a group include 15,000, 2,000, 19,500, 2,000, 7,000 and 30,500 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 31, 2000, through the exercise of stock options. The directors and the named executive officers did not individually, and the directors and current executive officers as a group did not, beneficially own more than 1% of the Thermo Sentron Inc. common stock outstanding as of January 31, 2000.

     (14) Shares of the common stock of ThermoTrex Corporation beneficially owned by Mr. Crisp, Dr. Hatsopoulos, Mr. Holt, Mr. Keiser, Mr. Lewis, Mr. Rainville and all directors and current executive officers as a group include 5,800, 40,239, 1,023, 91,023, 1,023, 5,119 and 103,988 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 31, 2000, through the exercise of stock options. Shares beneficially owned by Mr. Crisp and all directors and current executive officers as a group include 5,280 shares allocated to Mr. Crisp's account maintained pursuant to ThermoTrex Corporation's deferred compensation plan for directors. Shares beneficially owned by Dr. Hatsopoulos include 160 shares held by his spouse. The directors and the named executive officers did not individually, and the directors and current executive officers as a group did not, beneficially own more than 1% of the ThermoTrex Corporation common stock outstanding as of January 31, 2000.

     (15) Shares of the common stock of ThermoLase Corporation beneficially owned by Mr. Crisp, Dr. Gyftopoulos, Mr. Holt, Mr. Lewis, Mr. Rainville and all directors and current executive officers as a group include 22,758, 62,400, 5,000, 5,000, 10,000 and 105,158 shares, respectively, that such person or member of the group have the right to acquire within 60 days of January 31, 2000, through the exercise of stock options. Shares beneficially owned by Dr. Gyftopoulos and all directors and current executive officers as a group include 2,097 shares allocated to Dr. Gyftopoulos' account maintained pursuant to ThermoLase Corporation's deferred compensation plan for directors. Shares beneficially owned by Dr. Hatsopoulos include 32 shares held by his spouse. In addition, Mr. McCabe and all directors and current executive officers as a group beneficially owned 831 redemption rights issued by ThermoLase Corporation. Each of these rights permits the holder to sell one share of the ThermoLase common stock back to ThermoLase Corporation at certain times in the future at a price of $20.25 per share. The directors and the named executive officers did not individually, and the directors and current executive officers as a group did not, beneficially own more than 1% of the ThermoLase Corporation common stock outstanding as of January 31, 2000.

     (16) Shares of the common stock of Trex Medical Corporation beneficially owned by Mr. Crisp, Dr. Gyftopoulos, Dr. Hatsopoulos, Mr. Holt, Mr. Jungers, Mr. Keiser, Mr. Lewis, Mr. McCabe, Ms. Olayan, Mr. Rainville, Mr. Wellington and all directors and current executive officers as a group include 1,500, 40,000, 40,000, 4,000, 1,000, 20,000, 32,000, 1,000, 40,000, 20,000, 1,000 and 214,500
shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 31, 2000, through the exercise of stock options. Shares beneficially owned by Dr. Gyftopoulos, Ms. Olayan and all directors and current executive officers as a group include 956, 3,393 and 4,369 shares allocated to accounts maintained pursuant to Trex Medical Corporation's deferred compensation plan for directors. Shares beneficially owned by Dr. Hatsopoulos include 16 shares held by his spouse and 40,000 shares that a family limited partnership indirectly controlled by Dr. Hatsopoulos' spouse has the right to acquire within 60 days of January 31, 2000 through the exercise of stock options. Dr. Hatsopoulos disclaims beneficial ownership of the shares owned by the family limited partnership except to the extent of his pecuniary interest therein. Shares beneficially owned by Ms. Olayan do not include 350,000 shares owned by Olayan America Corporation, a member of the Olayan Group which is indirectly controlled by Suliman S. Olayan, Ms. Olayan's father. Ms. Olayan disclaims beneficial ownership of the shares owned by Olayan America Corporation. The directors and the named executive officers did not individually, and the directors and current executive officers as a group did not, beneficially own more than 1% of the Trex Medical Corporation common stock outstanding as of January 31, 2000.

     (17) Shares of the common stock of Thermo Instrument Systems Inc. beneficially owned by Mr. Crisp, Dr. Gyftopoulos, Dr. Hatsopoulos, Mr. Holt, Mr. Jungers, Mr. Keiser, Mr. Lewis, Mr. McCabe, Ms. Olayan, Mr. O'Leary, Mr. Rainville, Mr. Wellington and all directors and current executive officers as a group include 3,009, 40,586, 24,066, 999, 11,443, 71,311, 409,081, 7,925, 3,009,
666, 19,065, 3,009 and 733,790 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 31, 2000, through the exercise of stock options. Shares beneficially owned by Dr. Hatsopoulos and all directors and current executive officers as a group include 598 and 468 shares, respectively, allocated to accounts maintained pursuant to the Corporation's ESOP. Shares beneficially owned by Mr. Jungers, Mr. McCabe and all directors and current executive officers as a group include 13,563, 8,908 and 22,471 shares allocated to accounts maintained pursuant to Thermo Instrument Systems Inc.'s deferred compensation plan for directors. Shares beneficially owned by Dr. Hatsopoulos include 26,773 shares held by his spouse and 117,187 shares that a family limited partnership indirectly controlled by Dr. Hatsopoulos' spouse has the right to acquire within 60 days of January 31, 2000 through the exercise of stock options. Dr. Hatsopoulos disclaims beneficial ownership of the shares owned by the family limited partnership except to the extent of his pecuniary interest therein. Shares beneficially owned by Mr. Lewis include 2,987 shares held by his spouse. The directors and the named executive officers did not individually, and the directors and current executive officers as a group did not, beneficially own more than 1% of the Thermo Instrument Systems Inc. common stock outstanding as of January 31, 2000.

     (18) Shares of the common stock of Metrika Systems Corporation beneficially owned by Dr. Hatsopoulos, Mr. Holt, Mr. Keiser, Mr. Lewis, Mr. Rainville and all directors and current executive officers as group include 30,000, 2,000, 12,000, 20,000, 10,000 and 69,000 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 31, 2000, through the exercise of stock options. The directors and the named executive officers did not individually, and the directors and current executive officers as a group did not, beneficially own more than 1% of the Metrika Systems Corporation common stock outstanding as of January 31, 2000.

     (19) Shares of the common stock of ONIX Systems Inc. beneficially owned by Dr. Hatsopoulos, Mr. Holt, Mr. Jungers, Mr. Keiser, Mr. Lewis, Mr. Rainville and all directors and current executive officers as a group include 20,000, 2,000, 30,000, 2,000, 33,333, 10,000 and 107,333 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 31, 2000, through the exercise of stock options. Shares of ONIX Systems Inc. beneficially owned by Ms. Olayan do not include 16,666 shares owned by Crescent International Holdings Ltd., a member of the Olayan Group which is indirectly controlled by Suliman S. Olayan, Ms. Olayan's father. Ms. Olayan disclaims beneficial ownership of the shares owned by Crescent International Holdings Ltd. The directors and named executive officers did not individually, and the directors and current executive officers as a group did not, beneficially own more than 1% of the ONIX Systems Inc. common stock outstanding as of January 31, 2000.

     (20) Shares of the common stock of Thermo BioAnalysis Corporation beneficially owned by Dr. Hatsopoulos, Mr. Holt, Mr. Lewis, Mr. Rainville and all directors and current executive officers as a group include 2,300, 2,000, 50,000, 500, 6,000 and 77,000 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 31, 2000, through the exercise of stock options. Shares beneficially owned by Dr. Gyftopoulos and all directors and current executive officers as a group include 254 shares allocated to Dr. Gyftopoulos' account maintained pursuant to Thermo BioAnalysis Corporation's deferred compensation plan for directors. Shares beneficially owned by Dr. Hatsopoulos include 15,000 shares that a family limited partnership indirectly controlled by Dr. Hatsopoulos' spouse has the right to acquire within 60 days of January 31, 2000 through the exercise of stock options. Dr. Hatsopoulos disclaims beneficial ownership of the shares owned by the family limited partnership except to the extent of his pecuniary interest therein. Shares beneficially owned by Mr. Lewis include 1,000 shares held by his spouse. The directors and the named executive officers did not individually, and the directors and current executive officers as a group did not, beneficially own more than 1% of the Thermo BioAnalysis Corporation common stock outstanding as of January 31, 2000.

     (21) Shares of the common stock of Thermo Optek Corporation beneficially owned by Dr. Hatsopoulos, Mr. Holt, Mr. Lewis, Mr. McCabe, Mr. Rainville and all directors and current executive officers as a group include 3,100, 6,000, 225,000, 45,000, 15,000 and 331,000 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 31, 2000, through the exercise of stock options. Shares beneficially owned by Mr. Lewis include 2,500 shares held by his spouse. Shares beneficially owned by Dr. Hatsopoulos include 90,000 shares that a family limited partnership indirectly controlled by Dr. Hatsopoulos' spouse has the right to acquire within 60 days of January 31, 2000, through the exercise of stock options. Dr. Hatsopoulos disclaims beneficial ownership of the shares owned by the family limited partnership except to the extent of his pecuniary interest therein. Shares beneficially owned by Mr. McCabe include 5,000 shares held by a trust of which he and members of his family are trustees, 7,171 shares issuable upon conversion of $100,000 in principal amount of the 5% convertible subordinated debentures due 2000 issued by Thermo Optek Corporation and 790 shares allocated to Mr. McCabe's account maintained pursuant to Thermo Optek Corporation's deferred compensation plan for directors. The directors and the named executive officers did not individually, and the directors and current executive officers as a group did not, beneficially own more than 1% of the Thermo Optek Corporation common stock outstanding as of January 31, 2000.

     (22) Shares of the common stock of ThermoQuest Corporation beneficially owned by Dr. Hatsopoulos, Mr. Holt, Mr. Jungers, Mr. Lewis, Mr. Rainville and all directors and current executive officers as a group include 2,600, 6,000, 45,000, 125,000, 15,000 and 216,000 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 31, 2000, through the exercise of stock options. Shares beneficially owned by Dr. Hatsopoulos include 90,000 shares that a family limited partnership indirectly controlled by Dr. Hatsopoulos' spouse has the right to acquire within 60 days of January 31, 2000 through the exercise of stock options. Dr. Hatsopoulos disclaims beneficial ownership of the shares owned by the family limited partnership except to the extent of his pecuniary interest therein. Shares beneficially owned by Mr. Jungers and all directors and current executive officers as a group include 2,650 shares allocated to Mr. Jungers' account maintained pursuant to ThermoQuest Corporation's deferred compensation plan for directors. The directors and the named executive officers did not individually, and the directors and current executive officers as a group did not, beneficially own more than 1% of the ThermoQuest Corporation common stock outstanding as of January 31, 2000.

     (23) The directors, named executive officers and current executive officers did not individually or as a group beneficially own any of the Spectra-Physics Lasers, Inc. common stock outstanding as of January 31, 2000.

     (24) Information regarding the number of shares of Common Stock beneficially owned by FMR Corp. is based on the most recent Schedule 13G of FMR Corp. received by the Corporation, which reported such ownership as of December 31, 1999. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109. As of December 31, 1999, FMR Corp. beneficially owned approximately 12.872% of the outstanding Common Stock.

     (25) Information regarding the number of shares of Common Stock beneficially owned by Franklin Mutual Advisers, LLC is based on the most recent
Schedule 13G of Franklin Mutual Advisers, LLC received by the Corporation, which reported such ownership as of December 31, 1999. The address of Franklin Mutual Advisers, LLC is 51 John F. Kennedy Parkway, Short Hills, NJ 07078. As of December 31, 1999, Franklin Mutual Advisers, LLC beneficially owned approximately 5.1% of the outstanding Common Stock. The shares of Common Stock reported on the Schedule 13G of Franklin Mutual Advisers, LLC are beneficially owned by one or more open-end investment companies or other managed accounts on behalf of advisory clients of Franklin Mutual Advisers, LLC. Franklin Mutual Advisers, LLC disclaims beneficial ownership in the shares of Common Stock covered by its Schedule 13G.

     (26) Information regarding the number of shares of Common Stock beneficially owned by Capital Research and Management Company is based on the most recent Schedule 13G of Capital Research and Management Company received by the Corporation, which reported such ownership as of December 31, 1999. The address of Capital Research and Management Company is 333 South Hope Street, Los Angeles, CA 90071. Shares reported as beneficially owned by Capital Research and Management Company include 608,470 shares issuable upon conversion of $23,000,000 principal amount of the Corporation's 4 1/4% convertible subordinated debentures due 2003. As of December 31, 1999, Capital Research and Management Company beneficially owned approximately 5.4% of the outstanding Common Stock.

     (27) Information regarding the number of shares of Common Stock beneficially owned by Dodge & Cox Incorporated is based on the most recent
Schedule 13G of Dodge & Cox Incorporated received by the Corporation, which reported such ownership as of December 31, 1999. The address of Dodge & Cox Incorporated is One Sansome Street, 35/th/ Floor, San Francisco, CA 94104. As of December 31, 1999, Dodge & Cox beneficially owned approximately 6.7% of the outstanding Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Corporation's directors and executive officers, and beneficial owners of more than 10% of the Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and periodic reports of changes in ownership of the Corporation's securities. Based upon a review of such filings, all Section 16(a) filing requirements applicable to such persons were complied with during 1999 except in the following instance. Mr. Keiser, an executive officer of the Corporation, filed one Form 4 late reporting one late transaction, relating to the exercise of options to purchase Common Stock.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table summarizes compensation for services to the Corporation received during the last three fiscal years by the Corporation's chief executive officer, four other most highly compensated executive officers who were employed by the Corporation as of the end of fiscal 1999, and the Corporation's retired chief executive officer. These executive officers are collectively referred to herein as the "named executive officers."

                                                  Summary Compensation Table
----------------------------------------------------------------------------------------------------------------------------------
                                                                      Long Term Compensation
                                                                      ----------------------
                                                                     Restricted      Securities
   Name and                   Fiscal      Annual Compensation
                                          -------------------           Stock        Underlying                 All Other
Principal Position             Year       Salary        Bonus           Award       Options (1)               Compensation (2)
------------------            ------      ------        -----           ------      -----------               ----------------
Richard F. Syron                1999   $   514,667(3) $   370,000 (3) 199,500 (TMO) (4) 1,000,000 (TMO)           $309,402 (5)
 Chief Executive Officer
 and President
----------------------------------------------------------------------------------------------------------------------------------
Earl R. Lewis                   1999   $   320,000    $   255,000      20,026 (TMO)   (4)    150,000  (THI)       $ 14,868 (6)
 Chief Operating Officer,                                              80,102 (THI)   (7)
 Measurement and                1998   $   280,000    $   200,000          --                129,928  (TMO)       $ 15,939 (6)
 Detection                                                                                    33,333  (ONX)
                                                                                               4,000  (RGI)
                                                                                               2,000  (TDX)
                                                                                               2,000  (TRIL)
                                                                                               1,023  (TKN)
                                1997   $   220,000    $   250,000          --                 20,000  (MKA)       $ 16,710 (6)
                                                                                              79,166  (THI)
                                                                                              75,000  (TMQ)
----------------------------------------------------------------------------------------------------------------------------------
 William A. Rainville           1999   $   270,000    $   170,000      28,370 (TMO)   (4)      4,300  (TMO)       $ 25,422 (8)
 Chief Operating Officer,                                              71,498 (TFT)   (9)     35,000  (TFG)
 Recycling and Resource                                                                       40,000  (TFT)
 Recovery                       1998   $   260,000    $   140,000          --                127,293  (TMO)       $ 28,922 (8)
                                                                                              10,000  (MKA)
                                                                                              10,000  (ONX)
                                                                                              24,000  (RGI)
                                                                                              10,000  (TDX)
                                                                                               4,999  (THI)
                                                                                               5,119  (TKN)
                                1997   $   220,000    $   200,000          --                  3,400  (TMO)       $ 28,340 (8)
                                                                                             240,000  (TFT)
----------------------------------------------------------------------------------------------------------------------------------
John T. Keiser                  1999   $   300,000    $   140,000      68,421 (TMO)   (4)      3,200  (TMO)       $  7,200
 Chief Operating Officer,                                              28,689 (TMD)  (10)    110,700  (TMD)
 Biomedical                                                                                      700  (TCA)
                                                                                              90,000  (TKN)
                                1998   $   240,000    $   160,000          --                152,912  (TMO)       $  7,200
                                                                                               2,000  (MKA)
                                                                                               2,000  (ONX)
                                                                                               4,000  (RGI)
                                                                                              60,700  (TMD)
                                                                                              17,000  (TDX)
                                                                                              25,000  (TCA)
                                                                                              12,000  (TSR)
                                                                                               2,000  (TRIL)
                                                                                                 999  (THI)
                                                                                               1,023  (TKN)
                                1997   $   155,000    $   160,000          --                 53,100  (TMO)       $  7,125
                                                                                              10,000  (MKA)
                                                                                              20,000  (TCA)
                                                                                                 800  (TMD)
----------------------------------------------------------------------------------------------------------------------------------


                                                  Summary Compensation Table
----------------------------------------------------------------------------------------------------------------------------------
                                                                      Long Term Compensation
                                                                      ----------------------
                                                                   Restricted        Securities
   Name and                   Fiscal      Annual Compensation
                                          -------------------         Stock          Underlying                 All Other
Principal Position             Year       Salary        Bonus         Award         Options (1)               Compensation (2)
------------------            ------      ------        -----         ------        -----------               ----------------
Brian D. Holt                1999      $280,000      $170,000     38,382 (TMO)  (4)       300  (TMO)            $7,200
 Chief Operating Officer,                                         58,800 (TCK) (11)   250,000  (TTT)
 Energy and Environment      1998      $225,000      $120,000         --              120,798  (TMO)            $6,429
                                                                                        2,000  (MKA)
                                                                                        2,000  (ONX)
                                                                                        4,000  (RGI)
                                                                                        2,000  (TDX)
                                                                                        1,023  (TKN)
                                                                                          999  (THI)
                             1997      $205,000      $230,000         --                  100  (TMO)            $6,107
                                                                                       60,000  (TCK)
------------------------------------------------------------------------------------------------------------------------------
George N. Hatsopoulos        1999      $700,000      $470,000    250,850 (TMO)  (4)   300,000  (TMO)            $7,200
 Retired Chief Executive     1998      $585,000      $300,000         --              206,986  (TMO)            $7,200
 Officer (12)                                                                          20,000  (MKA)
                                                                                       20,000  (ONX)
                                                                                       48,000  (RGI)
                                                                                        2,300  (TBA)
                                                                                        3,100  (TOC)
                                                                                        2,600  (TMQ)
                                                                                       16,680  (THI)
                                                                                       20,000  (TRIL)
                                                                                       10,239  (TKN)
                             1997      $560,000      $630,000         --              200,000  (TMO)            $7,125
                                                                                       10,000  (MKA)
                                                                                       20,000  (TDX)
------------------------------------------------------------------------------------------------------------------------------

(1) In addition to grants of options to purchase Common Stock of the Corporation (designated in the table as TMO), the named executive officers have been granted options to purchase common stock of subsidiaries of the Corporation, as compensation for their services either to the Corporation or to its subsidiaries. Options were granted during the last three fiscal years to the named executive officers in their capacities as executive officers of the Corporation or directors or executive officers of the following subsidiaries of the Corporation: Metrika Systems Corporation (designated in the table as MKA), ONIX Systems Inc. (designated in the table as ONX), The Randers Killam Group Inc. (designated in the table as RGI), Thermedics Inc. (designated in the table as TMD), Thermedics Detection Inc. (designated in the table as TDX), Thermo BioAnalysis Corporation (designated in the table as TBA), Thermo Cardiosystems Inc. (designated in the table as TCA), Thermo Ecotek Corporation (designated in the table as TCK), Thermo Fibergen Inc. (designated in the table as TFG), Thermo Fibertek Inc. (designated in the table as TFT), Thermo Instrument Systems Inc. (designated in the table as THI), Thermo Optek Corporation (designated in the table as TOC), ThermoQuest Corporation (designated in the table as TMQ), Thermo Sentron Inc. (designated in the table as TSR), ThermoTrex Corporation (designated in the table as TKN), Thermo TerraTech Inc. (designated in the table as TTT) and Thermo Trilogy Corporation (designated in the table as TRIL). Certain options reported in the proxy statement for prior years have been assumed by parent companies in connection with mergers effected as part of the Corporation's reorganization and have been restated in the table as options in the parent companies.

(2) For all the named executive officers except for Dr. Syron and Mr. Rainville, this amount includes matching contributions made on behalf of the executive officer by the Corporation pursuant to the Corporation's 401(k) plan. As to Mr. Rainville, this amount includes employer contributions to his account under the profit sharing plan of Thermo Web Systems Inc., a subsidiary of Thermo Fibertek Inc., as well as a cash payment of $3,491, $5,342 and $5,189 in fiscal 1999, 1998 and 1997, respectively, in connection with that subsidiary's profit sharing program.

(3) Dr. Syron was appointed president and chief executive officer of the Corporation on June 1, 1999. The salary and bonus reported for fiscal 1999 represents the amount paid for the portion of the year during which Dr. Syron performed services for the Corporation.

(4) In fiscal 1999, Dr. Syron, Mr. Lewis, Mr. Rainville, Mr. Keiser, Mr. Holt and Dr. Hatsopoulos were awarded 10,500, 1,200, 1,700, 4,100, 2,300 and 17,300 shares, respectively, of restricted Common Stock of the Corporation with a value of $199,500, $20,026, $28,370, $68,421, $38,382 and $250,850, respectively, on the grant date. The restricted stock awards vest 100% on the third anniversary of the grant date. Any cash dividends paid on restricted shares are entitled to be retained by the recipient without regard to vesting. Any non-cash dividends paid on restricted shares are entitled to be retained by the recipient subject to the same vesting restrictions as the underlying shares. At the end of fiscal 1999, Dr. Syron, Mr. Lewis, Mr. Rainville, Mr. Keiser, Mr. Holt and Dr. Hatsopoulos held 10,500, 1,200, 1,700, 4,100, 2,300 and 17,300 restricted shares, respectively, with an aggregate value of $157,000, $18,000, $25,500, $61,500, $34,500 and $259,500, respectively.

(5) This amount represents the reimbursement by the Corporation of $309,402 in expenses associated with Dr. Syron's relocation to Waltham, Massachusetts. See "Executive Compensation - Employment Agreement with Dr. Richard F. Syron."

(6) In addition to the matching contribution referred to in footnote (2), such amounts include $7,668, $8,739 and $9,585, which represent the amount of compensation attributable in fiscal 1999, 1998 and 1997, respectively, to an interest-free loan provided to Mr. Lewis pursuant to the stock holding assistance plan of Thermo Optek Corporation, a subsidiary of Thermo Instrument Systems Inc. See "Relationship with Affiliates--Stock Holding Assistance Plans."

(7) In fiscal 1999, Mr. Lewis was awarded 4,800 shares of restricted common stock of Thermo Instrument Systems Inc. with a value of $80,102 on the grant date. The restricted stock award vests 100% on the third anniversary of the grant date. Any cash dividends paid on restricted shares are entitled to be retained by the recipient without regard to vesting. Any non-cash dividends paid on restricted shares are entitled to be retained by the recipient subject to the same vesting restrictions as the underlying shares. At the end of fiscal 1999, Mr. Lewis held 4,800 restricted shares with an aggregate value of $53,400.

(8) In addition to the matching contribution referred to in footnote (2), such amounts include $4,667, $5,319 and $5,471, which represent the amount of compensation attributable in fiscal 1999, 1998 and 1997, respectively, to an interest-free loan provided to Mr. Rainville pursuant to the stock holding assistance plan of Thermo Fibertek Inc., a subsidiary of the Corporation. See "Relationship with Affiliates--Stock Holding Assistance Plans."

(9) In fiscal 1999, Mr. Rainville was awarded 9,300 shares of restricted common stock of Thermo Fibertek Inc. with a value of $71,498 on the grant date. The restricted stock award vests 100% on the third anniversary of the grant date. Any cash dividends paid on restricted shares are entitled to be retained by the recipient without regard to vesting. Any non-cash dividends paid on restricted shares are entitled to be retained by the recipient subject to the same vesting restrictions as the underlying shares. At the end of fiscal 1999, Mr. Rainville held 9,300 restricted shares with an aggregate value of $66,263.

(10) In fiscal 1999, Mr. Keiser was awarded 3,000 shares of restricted common stock of Thermedics Inc. with a value of $28,689 on the grant date. The restricted stock award vests 100% on the third anniversary of the grant date. Any cash dividends paid on restricted shares are entitled to be retained by the recipient without regard to vesting. Any non-cash dividends paid on restricted shares are entitled to be retained by the recipient subject to the same vesting restrictions as the underlying shares. At the end of fiscal 1999, Mr. Keiser held 3,000 restricted shares with an aggregate value of $16,314.

(11) In fiscal 1999, Mr. Holt was awarded 5,600 shares of restricted common stock of Thermo Ecotek Corporation with a value of $58,800 on the grant date. The restricted stock award vests 100% on the third anniversary of the grant date. Any cash dividends paid on restricted shares are entitled to be retained by the recipient without regard to vesting. Any non-cash dividends paid on restricted shares are entitled to be retained by the recipient subject to the same vesting restrictions as the underlying shares. At the end of fiscal 1999, Mr. Holt held 5,600 restricted shares with an aggregate value of $29,753.

(12) Dr. Hatsopoulos retired as the president and chief executive officer of the Corporation effective June 1, 1999.

Stock Options Granted During Fiscal 1999

     The following table sets forth information concerning individual grants of stock options made during fiscal 1999 to the Corporation's named executive officers. It has not been the Corporation's policy in the past to grant stock appreciation rights, and no such rights were granted during fiscal 1999.

                                             Option Grants in Fiscal 1999
------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Potential Realizable
                                                   Percent of                                          Value at Assumed
                         Number of Securities    Total Options                                      Annual Rates of Stock
                          Underlying Options       Granted to   Exercise Price                    Price Appreciation for
                             Granted and          Employees in       Per         Expiration            Option Term (2)
                                                                                                       ---------------
      Name                     Company (1)         Fiscal Year      Share           Date              5%            10%
      ----                     -----------         -----------     -------        --------            --            ---
Richard F. Syron           1,000,000  (TMO)            33.1%        $19.10        06/01/06      $7,775,600       $18,120,500
-------------------------------------------------------------------------------------------------------------------------------
Earl R. Lewis                150,000  (THI)            11.3%        $14.76        01/06/06      $  901,320       $ 2,100,465
-------------------------------------------------------------------------------------------------------------------------------
William A. Rainville           4,300  (TMO)             0.1%        $14.81        09/22/04      $   17,590       $    38,879
                              35,000  (TFG)            45.2%        $ 8.93        03/16/06      $  127,240       $   296,520
                              40,000  (TFT)            22.3%        $ 7.54        01/28/06      $  122,780       $   286,132
-------------------------------------------------------------------------------------------------------------------------------
John T. Keiser                 3,200  (TMO)             0.1%        $14.81        09/22/04      $   13,090       $    28,933
                                 700  (TCA)             0.4%        $ 9.39        03/04/02      $    1,040       $     2,176
                                 700  (TMD)             0.2%        $ 7.14        03/30/02      $      790       $     1,654
                             110,000  (TMD)            37.8%        $ 9.64        01/27/06      $  431,680       $ 1,006,016
                              90,000  (TKN)            30.1%        $ 6.36        02/18/06      $  233,030       $   543,042
-------------------------------------------------------------------------------------------------------------------------------
Brian D. Holt                    300  (TMO)            0.01%        $14.81        09/22/04      $    1,230       $     2,713
                             250,000  (TTT)            41.9%        $ 5.03        02/24/06      $  511,920       $ 1,193,000
-------------------------------------------------------------------------------------------------------------------------------
George N. Hatsopoulos        300,000  (TMO)             9.9%        $16.64        05/07/06      $2,032,260       $ 4,736,010
-------------------------------------------------------------------------------------------------------------------------------

(1) All of the options reported are immediately exercisable as of the end of the fiscal year. Generally, the shares acquired upon exercise are subject to repurchase by the granting company at the exercise price if the optionee ceases to be employed by the granting company or another Thermo Electron company. The granting company may exercise its repurchase rights within six months after the termination of the optionee's employment. The repurchase rights lapse ratably over a one- to five-year period, depending on the option term, which may vary from three to seven years, provided that the optionee continues to be employed by the granting company or another Thermo Electron company. The granting company may permit the holders of options to exercise options and to satisfy tax withholding obligations by surrendering shares equal in fair market value to the exercise price or withholding obligation. Please see footnote (1) under the Summary Compensation Table for the company abbreviations used in this table.

(2) The amounts shown in this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the common stock of the granting company, the optionee's continued employment through the option period and the date on which the options are exercised.

Stock Options Exercised During Fiscal 1999 and Fiscal Year-End Option Values

     The following table reports certain information regarding stock option exercises during fiscal 1999 and outstanding stock options held at the end of fiscal 1999 by the Corporation's named executive officers. No stock appreciation rights were exercised or were outstanding during fiscal 1999.

                      Aggregated Option Exercises In Fiscal 1999 and Fiscal 1999 Year-End Option Values
                      ---------------------------------------------------------------------------------
                                                                                Number of                 Value of
                                                                          Securities Underlying         Unexercised
                                                                               Unexercised              In-the-Money
                                                                            Options at Fiscal        Options at Fiscal
                                         Shares                                  Year-End                 Year-End
                                      Acquired on       Value                 (Exercisable/            (Exercisable/
       Name           Company (1)       Exercise     Realized (1)           Unexercisable) (2)         Unexercisable)
       ----           -----------       --------     ------------           ------------------         --------------
Richard F. Syron         (TMO)             --             --                 1,011,000 /0 (3)          $       0 /--
-------------------------------------------------------------------------------------------------------------------------
Earl R. Lewis            (TMO)             --             --                   212,278 /0              $  52,783 /--
                         (MKA)             --             --                    20,000 /0              $       0 /--
                         (ONX)             --             --                    33,333 /0              $       0 /--
                         (RGI)             --             --                     4,000 /0              $   1,000 /--
                         (TDX)             --             --                     2,000 /0              $       0 /--
                         (TBA)             --             --                    50,000 /0              $ 333,750 /--
                         (TFG)             --             --                     2,000 /0              $   4,376 /--
                         (THI)             --             --                   409,081 /0 (4)          $ 282,375 /--
                         (TLZ)             --             --                     5,000 /0              $       0 /--
                         (TLT)             --             --                        -- /2,000                 -- /$0  (5)
                         (TOC)             --             --                   225,000 /0 (6)          $ 203,625 /--
                         (TMQ)             --             --                   125,000 /0              $       0 /--
                         (TSR)             --             --                     2,000 /0              $   1,000 /--
                         (TKN)                                                   1,023 /0              $      56 /--
                         (TRIL)            --             --                        -- /2,000                 -- /$0  (5)
                         (TXM)             --             --                    32,000 /0              $       0 /--
-------------------------------------------------------------------------------------------------------------------------
William A. Rainville     (TMO)             --             --                   294,630 /0 (7)          $  76,377 /--
                         (MKA)             --             --                    10,000 /0              $       0 /--
                         (ONX)             --             --                    10,000 /0              $       0 /--
                         (RGI)             --             --                    24,000 /0              $   6,000 /--
                         (TDX)             --             --                    10,000 /0              $       0 /--
                         (TBA)             --             --                     6,000 /0              $  50,250 /--
                         (TFG)             --             --                    75,000 /0 (8)          $ 201,550 /--
                         (TFT)        155,000       $707,265                   550,000 /0              $ 830,250 /--
                         (THI)             --             --                    19,065 /0              $  57,700 /--
                         (TLZ)             --             --                    10,000 /0              $       0 /--
                         (TLT)             --             --                        -- /6,000                 -- /$0  (5)
                         (TOC)             --             --                    15,000 /0              $  13,575 /--
                         (TMQ)             --             --                    15,000 /0              $       0 /--
                         (THN)             --             --                    22,500 /0              $       0 /--
                         (TSR)             --             --                     7,000 /0              $   3,500 /--
                         (TTT)             --             --                    60,000 /0              $       0 /--
                         (TKN)             --             --                     5,119 /0              $     282 /--
                         (TXM)             --             --                    20,000 /0              $       0 /--
-------------------------------------------------------------------------------------------------------------------------
John T. Keiser           (TMO)          8,436       $ 42,538                   267,448 /0              $  76,182 /--
                         (MKA)             --             --                    12,000 /0              $       0 /--
                         (ONX)             --             --                     2,000 /0              $       0 /--
                         (RGI)             --             --                     4,000 /0              $   1,000 /--
                         (TMD)             --             --                   187,900 /0              $       0 /--
                         (TDX)             --             --                    17,000 /0              $       0 /--
                         (TCA)             --             --                    50,200 /0              $       0 /--
                         (TFT)          6,750       $ 32,063                         0 /0              $       0 /--
                         (THI)             --             --                    71,311 /0              $     245 /--
                         (TSR)             --             --                    19,500 /0              $  32,790 /--
                         (THS)          1,500       $  9,000                         0 /0              $       0 /--
-------------------------------------------------------------------------------------------------------------------------

                 Aggregated Option Exercises In Fiscal 1999 and Fiscal 1999 Year-End Option Values
                 ---------------------------------------------------------------------------------
                                                                     Number of                Value of
                                                               Securities Underlying        Unexercised
                                                                    Unexercised             In-the-Money
                                                                 Options at Fiscal       Options at Fiscal
                                        Shares                        Year-End                Year-End
                                     Acquired on     Value         (Exercisable/           (Exercisable/
       Name           Company (1)      Exercise   Realized (1)   Unexercisable) (2)        Unexercisable)
       ----           -----------      --------   ------------   ------------------        --------------
John T. Keiser           (TKN)            --           --            91,023 /--              136,406 /--
 cont'd                  (TRIL)           --           --                -- /2,000                -- /$0 (5)
                         (TXM)            --           --            20,000 /0            $        0 /--
------------------------------------------------------------------------------------------------------------
Brian D. Holt            (TMO)            --           --           284,948 /0 (7)        $      532 /--
                         (MKA)            --           --             2,000 /0            $        0 /--
                         (ONX)            --           --             2,000 /0            $        0 /--
                         (RGI)            --           --             4,000 /0            $    1,000 /--
                         (TDX)            --           --             2,000 /0            $        0 /--
                         (TBA)            --           --             2,000 /0            $   16,750 /--
                         (TCK)            --           --           210,000 /0            $        0 /--
                         (TFG)            --           --             2,000 /0            $    4,376 /--
                         (THI)            --           --               999 /0            $      245 /--
                         (TLZ)            --           --             5,000 /0            $        0 /--
                         (TLT)            --           --                -- /2,000                -- /$0 (5)
                         (TOC)            --           --             6,000 /0            $    5,430 /--
                         (TMQ)            --           --             6,000 /0            $        0 /--
                         (TSR)            --           --             2,000 /0            $    1,000 /--
                         (TKN)            --           --             1,023 /0            $       56 /--
                         (TRIL)           --           --                -- /40,000               -- /$0 (5)
                         (TTT)            --           --           250,000 /0            $  430,000 /--
                         (TXM)            --           --             4,000 /0            $        0 /--
------------------------------------------------------------------------------------------------------------
George N.                (TMO)            --           --         2,224,943 /0            $1,339,818 /--
Hatsopoulos              (MKA)            --           --            30,000 /0            $        0 /--
                         (ONX)            --           --            20,000 /0            $        0 /--
                         (RGI)            --           --            48,000 /0            $   12,000 /--
                         (TMD)            --           --            50,000 /0            $        0 /--
                         (TDX)            --           --            20,000 /0            $        0 /--
                         (TBA)            --           --            17,300 /0            $  125,625 /--
                         (TCK)            --           --            15,000 /0            $        0 /--
                         (TFG)            --           --            20,000 /0            $   43,760 /--
                         (TFT)        18,000     $ 85,500           139,910 /0            $  435,379 /--
                         (THI)            --           --           141,252 /0            $   58,925 /--
                         (TLZ)        28,800     $  9,014                 0 /0            $        0 /--
                         (TLT)            --           --                 0 /15,000               -- /$0 (5)
                         (TOC)            --           --            93,100 /0            $   81,450 /--
                         (THP)        20,000     $ 58,000                 0 /0            $        0  --
                         (TMQ)            --           --            92,600 /0            $        0 /--
                         (THN)            --           --             7,500 /0            $        0 /--
                         (TSR)            --           --            15,000 /0            $    7,500 /--
                         (THS)        14,750     $ 91,825                 0 /0            $        0 /--
                         (TTT)            --           --            40,000 /0            $        0 /--
                         (TKN)            --           --            40,239 /0            $      563 /--
                         (TRIL)           --           --                 0 /20,000               -- /$0 (5)
                         (TXM)            --           --            40,000 /0            $        0 /--
------------------------------------------------------------------------------------------------------------

(1) Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of the option because in many cases the shares are not sold on exercise but continue to be held by the executive officer exercising the option. The amounts shown represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise. Please see footnote (1) under the Summary Compensation Table for the company abbreviations used in this table as well as the following company abbreviations: ThermoLase Corporation (designated in the table as TLZ), ThermoLyte Corporation (designated in the table as TLT), Thermo Power Corporation (designated in the table as THP), ThermoRetec Corporation (designated in the table as THN), ThermoSpectra Corporation (designated in the table as THS) and Trex Medical Corporation (designated in the table as TXM).

(2) All of the options reported outstanding at the end of the fiscal year were immediately exercisable as of fiscal year-end, except options to purchase the common stock of ThermoLyte Corporation and Thermo Trilogy Corporation, which are not exercisable until the earlier of (i) 90 days after the effective date of the registration of the company's common stock under Section 12 of the Exchange Act or (ii) nine years after the grant date. Generally, the shares acquired upon exercise of the options are subject to repurchase by the granting company at the exercise price if the optionee ceases to be employed by, or ceases to serve as a director of, such company or another Thermo Electron company. The granting company may exercise its repurchase rights within six months after the termination of the optionee's employment or the cessation of directorship, as the case may be. For publicly traded companies, the repurchase rights generally lapse ratably over a one- to ten-year period, depending on the option term, which may vary from three to twelve years, provided that the optionee continues to be employed by or serve as a director of the granting company or another Thermo Electron company. For companies whose shares are not publicly traded, the repurchase rights lapse in their entirety on the ninth anniversary of the grant date. Certain options have three-year terms and the repurchase rights lapse in their entirety on the second anniversary of the grant date. The granting company may permit the holders of options to exercise options and to satisfy tax withholding obligations by surrendering shares equal in fair market value to the exercise price or withholding obligation.

(3) Options to purchase 1,000,000 shares of the common stock of Thermo Electron Corporation granted to Dr. Syron are subject to the same terms as described in footnote (2), except that the repurchase rights lapse ratably over a three-year period commencing with the first anniversary of the grant date.

(4) Options to purchase 62,500 shares of the common stock of Thermo Instrument Systems Inc. granted to Mr. Lewis are subject to the same terms as described in footnote (2), except that the repurchase rights of the granting company generally do not lapse until the tenth anniversary of the grant date. In the event of the employee's death or involuntary termination prior to the tenth anniversary of the grant date, the repurchase rights of the granting company shall be deemed to have lapsed ratably over a five-year period commencing with the fifth anniversary of the grant date.

(5) No public market for the shares underlying these options existed at fiscal year-end. Accordingly, no value in excess of the exercise price has been attributed to these options.

(6) Options to purchase 100,000 shares of the common stock of Thermo Optek Corporation granted to Mr. Lewis are subject to the same terms as described in footnote (2), except that the repurchase rights lapse 20% per year commencing on the sixth anniversary of the grant date.

(7) Options to purchase 90,000 and 67,500 shares of the Common Stock granted to Messrs. Rainville and Holt, respectively, are subject to the same terms as described in footnote (2), except that the repurchase rights of the granting company generally do not lapse until the tenth anniversary of the grant date. In the event of the employee's death or involuntary termination prior to the tenth anniversary of the grant date, the repurchase rights of the granting company shall be deemed to have lapsed ratably over a five-year period commencing with the fifth anniversary of the grant date.

(8) Options to purchase 20,000 shares of the common stock of Thermo Fibergen Inc. granted to Mr. Rainville are subject to the same terms as described in footnote (2), except that the repurchase rights lapse 20% per year commencing on the sixth anniversary of the grant date.

Defined Benefit Retirement Plan

     Thermo Web Systems Inc., a wholly owned subsidiary of Thermo Fibertek Inc., maintains a defined benefit retirement plan (the "Retirement Plan") for eligible U.S. employees. Mr. Rainville is the chief executive officer of Thermo Fibertek Inc. and the only executive officer of the Corporation who participates in the Retirement Plan. The following table sets forth the estimated annual benefits payable under the Retirement Plan upon retirement to employees of the subsidiary in specified compensation and years-of-service classifications. The estimated benefits at certain compensation levels reflect the statutory limits on compensation that can be recognized for plan purposes. This limit is currently $160,000 per year.

       Annual Compensation                                        Years of Service
       -------------------                -----------------------------------------------------------------------
                                            15              20              25              30              35
                                          -------         -------         -------         -------         -------
            $100,000                      $26,250         $35,000         $43,750         $48,125         $48,125
            $125,000                      $32,813         $43,750         $54,688         $60,156         $60,156
            $150,000                      $39,375         $52,500         $65,625         $72,188         $72,188
            $160,000                      $42,000         $56,000         $70,000         $84,000         $84,000

     Each eligible employee receives a monthly retirement benefit, beginning at normal retirement age (65), based on a percentage (1.75%) of the average monthly compensation of such employee before retirement, multiplied by his years of service (up to a maximum of 30 years). Full credit is given for the first 25 years of service, and half credit is given for years over 25 and less than 30. Benefits are reduced for retirement before normal retirement age. Average monthly compensation is generally defined as average monthly base salary over the five years of highest compensation in the ten-year period preceding retirement. For 1999, the annual compensation of Mr. Rainville recognized for plan purposes was $160,000. The estimated credited years of service recognized under the Retirement Plan for Mr. Rainville is 30, assuming retirement at age
65. No benefits under the Retirement Plan vest for an employee until after five years of participation, at which time they become fully vested. The benefits shown in the above table are subject to reduction for Social Security benefits. The plan benefits shown are payable during the employee's lifetime unless the employee elects another form of benefit that provides death benefit protection.

Executive Retention Agreements

     Thermo Electron has entered into agreements with certain executive officers and key employees of the Corporation that provide severance benefits if there is a change in control of Thermo Electron and their employment is terminated by the Corporation without cause or by the individual for good reason, as those terms are defined therein, within 18 months thereafter. For purposes of these agreements, a change in control exists upon (i) the acquisition by any person of 40% or more of the outstanding Common Stock or voting securities of Thermo Electron; (ii) the failure of the Thermo Electron board of directors to include a majority of directors who are "continuing directors," which term is defined to include directors who were members of Thermo Electron's board on the date of the agreement or who subsequent to the date of the agreement were nominated or elected by a majority of directors who were "continuing directors" at the time of such nomination or election; (iii) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving Thermo Electron or the sale or other disposition of all or substantially all of the assets of Thermo Electron unless immediately after such transaction (a) all holders of Thermo Electron Common Stock immediately prior to such transaction own more than 60% of the outstanding voting securities of the resulting or acquiring corporation in substantially the same proportions as their ownership immediately prior to such transaction and (b) no person after the transaction owns 40% or more of the outstanding voting securities of the resulting or acquiring corporation; or (iv) approval by stockholders of a complete liquidation or dissolution of Thermo Electron.

     In 1998 and 1999, Thermo Electron authorized an executive retention agreement with each of Dr. Richard F. Syron, Mr. Earl R. Lewis, Mr. William A. Rainville, Mr. John T. Keiser and Mr. Brian D. Holt. These agreements provide that in the event the individual's employment is terminated under circumstances described above, the individual would be entitled to a lump sum payment equal to the sum of (a) in the case of Dr. Syron, three times, and in the case of Messrs. Lewis, Rainville, Keiser and Holt, two times, the individual's highest annual base salary in any 12 month period during the prior five-year period, plus (b) in the case of Dr. Syron, three times, and in the case of Messrs. Lewis, Rainville, Keiser and Holt, two times, the individual's highest annual bonus in any 12 month period during the prior five-year period. In addition, the individual would be provided benefits for a period of, in the case of Dr. Syron, three years, and in the case of Messrs. Lewis, Rainville, Keiser and Holt, two years, after such termination substantially equivalent to the benefits package the individual would have been otherwise entitled to receive if the individual was not terminated. Further, all repurchase rights of the Corporation and its subsidiaries shall lapse in their entirety with respect to all options to purchase Common Stock, and all shares of restricted Common Stock, and all options to purchase the common stock, and all shares of restricted common stock, of Thermo Electron's subsidiaries that the individual holds as of the date of the change in control. Finally, the individual would be entitled to a cash payment equal to, in the case of Dr. Syron, $25,000, and in the case of Messrs. Lewis, Rainville, Keiser and Holt, $20,000, to be used toward outplacement services. These executive retention agreements supersede and replace any prior severance arrangements which these individuals may have had with Thermo Electron.

     Assuming that the severance benefits would have been payable as of January 1, 2000, the lump sum salary and bonus payment under such agreement to Dr. Syron, Mr. Lewis, Mr. Rainville, Mr. Keiser and Mr. Holt would have been approximately $2,400,000, $1,140,000, $960,000, $920,000 and $1,040,000,
respectively. In the event that payments under these agreements are deemed to be so-called "excess parachute payments" under the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), the individuals would be entitled to receive a gross-up payment equal to the amount of any excise tax payable by such individual with respect to such payment plus the amount of all other additional taxes imposed on such individual.

     In January 2000, in connection with the adoption of the Corporation's reorganization plan, the Human Resources Committee of the Board of Directors of the Corporation approved a retention arrangement for Mr. Holt, entitling him to a payment of two times his base salary if his employment is terminated with the Corporation for any reason other than for cause or he terminates his employment voluntarily. Mr. Holt, however, would not be entitled to severance payments under this arrangement if he were also entitled to severance payments under his executive retention agreement described above. In addition, in April 2000, Mr. Holt entered into a transaction bonus agreement with the Corporation providing that he will be entitled to receive a transaction bonus equal to 0.11% of the aggregate proceeds up to $410,000,000 from the sale of the energy and environment business units for which Mr. Holt is responsible, excluding Thermo Ecotek Corporation. If the aggregate sale prices exceed $410,000,000, Mr. Holt would be entitled to receive an additional bonus equal to 0.5% of the amount in excess of $410,000,000.

Employment Agreement with Dr. Richard F. Syron

     Dr. Richard F. Syron, president and chief executive officer of the Corporation, has an employment agreement with the Corporation that provides for an annual base salary of $800,000 and for an annual incentive bonus in an amount to be determined by the Corporation's board of directors, provided that Dr. Syron will be entitled to a guaranteed minimum bonus in calendar 1999, 2000 and 2001 of $145,833, $250,000 and $104,167, respectively. Also, on each of June 1,
1999, June 1, 2000 and June 1, 2001, Dr. Syron will be granted an award of shares of Common Stock ("Restricted Stock") having a market value at the time of grant of $200,000 based on the average closing price of the Common Stock as reported on the New York Stock Exchange ("NYSE") for the five business days preceding and including the corresponding grant date. Vesting of these shares of Restricted Stock will occur on the third anniversary of each corresponding grant date. If Dr. Syron's employment is terminated without cause or as a result of a constructive termination, as those terms are defined in the agreement, he will be entitled to continue to receive salary payments based on his then current annual base salary for a period (the "Salary Continuation Period") of the greater of 12 months or the remaining term of his employment agreement. Dr. Syron will also be entitled to a pro rata annual bonus payment for the year in which the termination occurs and, if applicable, for the Salary Continuation Period. Further, he will also be entitled to retain his Restricted Stock and his stock options granted in fiscal 1999, all transfer restrictions relating thereto will lapse in their entirety, and such stock options will continue to be exercisable until the later of June 1, 2002 or two years from the employment termination date (but in no event beyond the option expiration date of June 1, 2006). Dr. Syron's employment agreement has a three-year term, with automatic one-year extensions thereafter, unless either party elects not to extend the agreement by providing 12 months' prior written notice.

                  COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy

     Decisions on compensation for the Corporation's executive officers are made by the human resources committee of the board of directors (the "Committee"). The Committee has developed compensation policies that are designed to reward and motivate executives in achieving long-term value for Stockholders and other business objectives, to attract and retain dedicated, talented individuals to accomplish the Corporation's objectives, to recognize individual contributions as well as the performance of the Corporation and its subsidiaries, and to encourage stock ownership by executives through stock-based compensation and stock retention programs in order to link executive and Stockholder interests.

     The Committee evaluates the competitiveness of its compensation practices through the use of market surveys and competitive analyses prepared by its outside compensation consultants. Internal fairness of compensation within the organization is also an important element of the Committee's compensation philosophy. Compensation of executives is also evaluated by comparing it to the compensation of other executives within the Thermo Electron organization who have responsibility to manage businesses of comparable size and complexity.

     The compensation program of the Corporation consists of annual cash compensation and long-term incentive compensation. Annual cash compensation is composed of base salary and performance-based incentive compensation ("bonus"), which is reviewed and determined annually. Long-term incentive compensation is in the form of stock-based compensation such as stock options and restricted stock awards. The process for determining the components of executive compensation for the named executive officers is described below. For its review of the compensation of other officers of the Corporation, the Committee follows a substantially similar process.

Components of Executive Compensation

     Annual Cash Compensation

     Annual cash compensation consists of base salary and performance-based incentive compensation ("bonus"). The cash bonus paid to an executive varies from year to year based on the performance of the Corporation and the executive.

     The Committee assesses the competitiveness of total annual cash compensation by establishing for each executive position at the beginning of each fiscal year a base salary and reference bonus that together are intended to approximate the mid-point of competitive total annual cash compensation for similar positions at organizations that are of comparable size and complexity as the Corporation. At the beginning of fiscal 1999, the Committee recognized that the named executive officers had assumed more significant responsibilities within the organization as a whole in September 1998, and adjusted base salaries and reference bonuses to reflect their increased responsibilities.

     Base Salary. Generally, executive salaries are adjusted to reflect competitive salary levels or other considerations, such as geographic or regional market data, industry trends or internal fairness within the Corporation. The Committee may also adjust individual salaries to reflect the assumption of increased responsibilities. The salary increases effected in 1999 reflected the assumption of increased responsibilities of the named executive officers.

     Performance-based Incentive Compensation ("Bonus"). The amount of incentive compensation actually earned by an executive from year to year varies with the performance of the Corporation and the executive. The Committee evaluates performance (1) by using financial measures of profitability and contribution to Stockholder value and (2) by subjectively evaluating the executive's contribution to the achievement of the Corporation's long-term objectives. In fiscal 1999, the financial measures used by the Committee were return on net assets, return on sales and earnings improvement over a three-year period for the Corporation and certain subsidiaries for which the named executive officers are responsible. The financial measures are not financial targets that are met, not met or exceeded, but assess the financial performance relative to the financial performance of comparable companies and are designed to penalize below-average performance and reward above-average performance. The relative weighting of the financial measures and subjective evaluation varies depending on the executive's role and responsibilities within the organization. The bonus awarded to each named executive officer (other than the chief executive officer, which is discussed below under the caption "1999 CEO Compensation") for fiscal 1999 reflected the financial performance of the businesses of the Corporation for which they were responsible, as well as the Corporation as a whole.

     Long-Term Incentive Compensation

     The primary goal of the Corporation is to excel in the creation of long-term value for the Stockholders. The principal incentive tool used to achieve this goal is the periodic award to key employees of stock-based compensation in shares of Common Stock of the Corporation and the common stock of its majority-owned subsidiaries.

     The Committee and management believe that awards of stock-based compensation of both the Corporation and other companies within the Thermo Electron group of companies accomplish many objectives. The grant of options to key employees encourages equity ownership in the Corporation, closely aligns management's interests to the interests of all the Stockholders, and results in management's compensation being closely linked to stock performance. In addition, because the employee's rights in the stock-based compensation vest over periods of varying durations and are subject to forfeiture if the employee leaves the Corporation prematurely, stock-based compensation is an incentive for key employees to remain with the Corporation long-term. The Committee believes that stock-based compensation awards in the Corporation and its majority-owned subsidiaries are also an important tool in providing incentives for performance within the entire organization.

     In determining awards, the Committee considers for each executive officer the annual value of stock-based compensation in the Corporation and other companies within the Thermo Electron organization that vest in the next year and compares this value to competitive data. Awards are reviewed annually in conjunction with the annual review of cash compensation and additional awards are made periodically as deemed appropriate by the Committee. The Committee uses a modified Black-Scholes option pricing model to determine the value of an award. In determining the appropriate number of outstanding awards, the Committee considers such factors as the total compensation of the executive, the actual and anticipated contributions of the executive (which includes a subjective assessment by the Committee of the executive's future potential within the organization), size of the company for which the executive is responsible, its stage of development, and its growth strategy, as well as the aggregate awards and compensation practices of comparable companies. In addition, the Committee considers the aggregate amount of outstanding awards of stock-based compensation granted to all employees to monitor the number of outstanding awards under the Corporation's stock-based compensation program.

     The options awarded in fiscal 1999 to the named executive officers (other than Dr. Syron and Dr. Hatsopoulos) to purchase shares of Common Stock were made pursuant to a program that awarded options to certain eligible employees annually based on the number of shares of the Common Stock held by such employees as an incentive to buy and hold the Corporation's shares. These option awards were independent of the award of stock options as an incentive for management performance. This program has been discontinued for future periods.

     Stock Ownership Policy

     The Committee has established a stock holding policy for the chief executive officer of the Corporation that requires him to own a multiple of his compensation in shares of the Corporation's Common Stock. The multiple is one times his annual base salary and reference incentive compensation for the fiscal year in which he achieves compliance. The chief executive officer has three years from the date of his appointment to achieve this ownership level.

     In order to assist the chief executive officer in complying with the policy, the Committee also adopted a stock holding assistance plan under which the Corporation is authorized to make interest-free loans to the chief executive officer to enable him to purchase shares of Common Stock in the open market. Any loans are required to be repaid upon the earlier of demand or the tenth anniversary of the date of the loan, unless otherwise determined by the Committee. No loans were outstanding for the chief executive officer under this program in 1999. See "Relationship with Affiliates - Stock Holding Assistance Plan."

     The Corporation's publicly traded, majority-owned subsidiaries have adopted similar stock holding policies for their chief executive officers, along with stock holding assistance plans. The stock holding assistance plans are intended to assist chief executive officers in complying with the stock holding policies, and provide for interest-free loans to enable those officers to purchase shares of common stock in the open market. Certain of the named executive officers of the Corporation are also the chief executive officers of those subsidiaries and are required to comply with the subsidiary's stock holding policies. See "Relationship with Affiliates--Stock Holding Assistance Plan." In 1996, Mr. Rainville received a loan in the principal amount of $118,104 under the Thermo Fibertek Inc. stock holding assistance plan to purchase 10,000 shares of the common stock of Thermo Fibertek Inc. of which $94,483 was outstanding as of January 1, 2000. In 1996, Mr. Lewis received a loan in the principal amount of $194,029 under the Thermo Optek Corporation stock holding assistance plan to purchase 15,000 shares of the common stock of Thermo Optek Corporation of which $155,223 was outstanding as of January 1, 2000.

Policy on Deductibility of Compensation

     The Committee has also considered the application of Section 162(m) of the Internal Revenue Code to the Corporation's compensation practices. Section 162(m) limits the tax deduction available to public companies for annual compensation that is paid to named executive officers in excess of $1,000,000, unless the compensation qualified as "performance-based" or is otherwise exempt from Section 162(m).

     The Committee considers the potential effect of Section 162(m) in designing its compensation program, but reserves the right to use its independent judgment to approve nondeductible compensation, while taking into account the financial effects such action may have on the Corporation. The Corporation has modified certain of its stock-based compensation plans in which its named executive officers participate in order to qualify for the deduction. However, the Committee has not adopted modifications to its cash compensation program or certain subsidiary stock-based compensation plans that would avail the Corporation of the deduction. Although the cash compensation reported for fiscal 1999 for the former chief executive officer of the Corporation exceeded $1,000,000 and the cash compensation of the chief executive officer in future periods may exceed $1,000,000, the Committee does not believe that the modifications necessary to preserve the deductibility of cash compensation in excess of that amount are warranted at this time. The Committee will continue to monitor the potential effect of Section 162(m) on the Corporation.

1999 CEO Compensation

     The Committee determines the compensation for the Corporation's chief executive officer. The determinations of the Committee as to the compensation of the chief executive officer are subject to review by the entire board of directors. The board of directors concurred in the decisions of the Committee with respect to 1999 compensation.

     The Corporation's chief executive officer, Dr. Richard F. Syron, was appointed effective June 1, 1999, and he succeeded the Corporation's founder, Dr. George N. Hatsopoulos, in this position. In connection with his appointment, Dr. Syron entered into an employment agreement with the Corporation that set forth his minimum cash compensation for the three-year term of the agreement, and also provided for the award of restricted stock and employee stock options. See "Executive Compensation - Employment Agreement with Dr. Richard F. Syron" for a description of this agreement. The base salary and awards of restricted stock and employee stock options made to Dr. Syron in fiscal 1999 were determined by this agreement.

     In addition, Dr. Syron was paid a bonus for fiscal 1999 that was determined by the Committee using the same criteria as described above for all executive officers. The Committee's subjective evaluation of Dr. Syron's performance considered, among other things, his leadership and effectiveness in furthering the Corporation's business and financial objectives.

     Dr. Hatsopoulos served as the Corporation's chief executive officer until June 1, 1999 and thereafter served as the chairman of the board. In negotiating the succession of the chief executive officer, the Committee agreed to raise Dr. Hatsopoulos' base salary rate to that of Dr. Syron for the 1999 fiscal year and established his reference bonus as the same as Dr. Syron's reference bonus. The bonus for Dr. Hatsopoulos for fiscal 1999 was determined by the Committee using the same criteria as described above for all executive officers. The Committee's subjective evaluation of Dr. Hatsopoulos' performance considered, among other things, his role in the transition to a new chief executive officer and in developing the Corporation's strategic plan and reorganization.

     The awards of restricted stock and stock options to Dr. Hatsopoulos were awarded in conjunction with the Committee's annual review of compensation at the beginning of 1999 and determined using the criteria described above under the caption "Components of Executive Compensation - Long-Term Incentive Compensation."

                         Mr. Frank Jungers (Chairman)
                              Mr. Peter O. Crisp
                           Dr. Elias P. Gyftopoulos
                           Dr. Samuel W. Bodman III

                         COMPARATIVE PERFORMANCE GRAPH

     The Securities and Exchange Commission requires that the Corporation include in this proxy statement a line-graph presentation comparing cumulative, five-year shareholder returns for the Corporation's Common Stock with a broad-based market index and either a nationally recognized industry standard or an index of peer companies selected by the Corporation. The Corporation has compared its performance with the Standard & Poor's 500 Index (the "S&P 500 Index") and a peer group composed of the following companies:
Corning Inc., Eaton Corp., Minnesota Mining and Manufacturing Co., The Perkin-Elmer Corp., Rockwell International Corp., TRW Inc., Tektronix, Inc., Texas Instruments Incorporated, United Technologies Corp. and Varian Associates, Inc. (the "Peer Group").

      Comparison of Total Return Among Thermo Electron Corporation (TMO),

         the Standard & Poor's 500 Index (S&P 500), and the Peer Group

                        12/94           12/95           12/96           12/97           12/98           12/99
TMO                       100             119             129             148              58              51
S&P 500                   100             137             172             226             289             350
Peer Group                100             132             179             198             234             394

     The total return for the Corporation's Common Stock (TMO), the S&P 500 Index and the Peer Group assumes the reinvestment of dividends, although cash dividends have not been declared on the Corporation's Common Stock. The Corporation's Common Stock is traded on the New York Stock Exchange under the ticker symbol "TMO".

                          RELATIONSHIP WITH AFFILIATES

     Pursuant to an international distributorship agreement, Thermedics Detection Inc. ("Thermedics Detection"), a subsidiary of Thermedics Inc., which in turn is a majority-owned subsidiary of the Corporation, appointed Arabian Business Machines Co. ("ABM") as its exclusive distributor of Thermedics Detection's security instruments in certain Middle Eastern countries. ABM is a member of The Olayan Group. Ms. Hutham S. Olayan, a director of the Corporation, is the president and a director of Olayan America Corporation, a member of The Olayan Group, which is indirectly controlled by Suliman S. Olayan, Ms. Olayan's father. Revenues recorded under this agreement totaled $147,000 in fiscal 1999.

     Effective February 21, 2000, the Corporation entered into an agreement with Mr. John N. Hatsopoulos regarding the termination of his consulting arrangement with the Corporation. The agreement provided for a lump sum payment to Mr. Hatsopoulos of $1,958,333 representing the balance of the compensation payable to him under the consulting agreement, which was scheduled to end on December 31, 2003. The agreement also provides for continuing health insurance coverage for Mr. Hatsopoulos and his dependents, the provision of certain office related services and $100,000 per year to cover anticipated expenses, through December 31, 2003. Also, stock options previously granted to Mr. Hatsopoulos that were, as of February 21, 2000, not "in-the-money" or "in-the-money" but for which the Corporation's or its subsidiaries' repurchase rights had not lapsed, will continue to be exercisable through December 31, 2003, subject to certain resale restrictions that would lapse with the passage of time. All options that would have vested after that date would be cancelled unless there occurs on or before such date a change of control of the Corporation that would have accelerated the vesting under their original terms, in which event the options would be exercisable to the extent their vesting has been so accelerated. Pursuant to the agreement, Mr. J. Hatsopoulos retired as a director of the Corporation and of each of its subsidiaries, effective February 21, 2000.

     Effective March 31, 2000, the Corporation entered into an agreement with Dr. George N. Hatsopoulos pursuant to which he will be employed by the Corporation on a half-time basis until March 31, 2002 and thereafter until March 31, 2004 he would serve as a consultant to the Corporation. During the two-year employment period, Dr. Hatsopoulos would receive a salary of $500,000 per year. He also will be entitled to a bonus for the period January 1, 2000 to March 31, 2000 in an amount to be determined by the Board of Directors at the end of 2000. During the consulting period, Dr. Hatsopoulos would be paid $500,000 per year. Under the agreement, stock options previously granted to Dr. Hatsopoulos that
(i) were, as of March 31, 2000, either not "in-the-money," or "in-the-money" but for which the Corporation's or its subsidiaries' repurchase rights would not have lapsed as of March 31, 2002, would continue to be exercisable through March 31, 2004, subject to certain resale restrictions that would lapse with the passage of time and (ii) are scheduled to vest after March 31, 2004 would be forfeited, unless there occurs on or before such date a change of control of the Corporation that would have accelerated the vesting under their original terms, in which event the options would be exercisable to the extent their vesting has been so accelerated. The Corporation also agreed to waive existing resale restrictions tied to Dr. Hatsopoulos' retirement on shares of the Corporation's Common Stock previously acquired by Dr. Hatsopoulos pursuant to the exercise of certain stock options. Simultaneously with entering into this agreement, Dr. Hatsopoulos retired from the Boards of Directors of the Corporation and its subsidiaries.

Corporate Reorganization

     The Corporation has adopted a major reorganization plan under which, among other things, it is acquiring the minority interest in most of its subsidiaries that have minority investors. The consideration paid or to be paid to the stockholders in each of these completed or proposed transactions is as follows:

Completed Transactions
----------------------
Subsidiary                                Per Share Cash Payment
----------                                ----------------------
     Thermo Voltek Corp.                                  $ 7.00
     Thermo Power Corporation                             $12.00
     ThermoSpectra Corporation                            $16.00
     Thermo Vision Corporation                            $ 7.00
     Thermo Sentron Inc.                                  $15.50
     Thermedics Detection Inc.                            $ 8.00
     ONIX Systems Inc.                                    $ 9.00
     Thermo BioAnalysis Corporation                       $28.00
     Thermo Coleman Corporation                           $10.50
     Thermo Information Solutions Inc.                    $10.00
     Trex Communications Corporation                      $ 4.00

Proposed Transactions
---------------------
  Cash Transactions
  -----------------
     Subsidiary                        Per Share Cash Payment
     ----------                        ----------------------
     Metrika Systems Corporation                    $    9.00
     ThermoQuest Corporation                        $   17.00
     Thermo Optek Corporation                       $   15.00
     ThermoRetec Corporation                        $    7.00
     The Randers Killam Group Inc.                  $    4.50
  Stock Transactions
  ------------------
     Subsidiary                        Exchange Ratio*
     ----------                        ----------------------
     Thermo Instrument Systems Inc.                      0.85
     Thermedics Inc.                                     0.45
     Thermo Ecotek Corporation                          0.431
     Thermo TerraTech Inc.                                0.4**
     ThermoLase Corporation                             0.158**
     ThermoTrex Corporation                            0.5503

*The Exchange Ratio represents the number of shares of Common Stock that will be exchanged for each share of the relevant subsidiary's common stock.

**The Exchange Ratios in these transactions are subject to adjustment in certain circumstances.

Executive Officer and Director Participation in Completed Transactions

     Executive officers and directors of the Corporation who held shares of common stock in the subsidiaries listed above under "Completed Transactions" received the same cash consideration per share of subsidiary stock as all other stockholders of such subsidiaries. In addition, the executive officers' and directors' options to acquire shares of such subsidiaries' common stock, for which the granting corporation's repurchase rights had not lapsed ("unvested options"), were automatically assumed by either the acquiring corporation or Thermo Electron, as applicable, and converted into options to purchase shares of the acquiring corporation's common stock or the Common Stock on the same terms as were applicable to all the other holders of such subsidiary's options, as described below. In the case of options to acquire shares of such subsidiaries' common stock, for which the granting corporation's repurchase rights had lapsed ("vested options"), the holders were given the opportunity to elect either to convert the options into vested options to acquire shares of the acquiring corporation's common stock or the Common Stock, as applicable, or to receive cash at the applicable cash transaction price less the applicable exercise price, on the same terms as were applicable to all the other holders of such subsidiary's options.

     Vested and unvested options that were assumed by the acquiring corporation or the Corporation in these completed transactions generally were converted as follows: The number of shares of the acquiring corporation's common stock or the Common Stock underlying each assumed option equaled the number of shares of subsidiary common stock underlying the option before the transaction, multiplied by the applicable "cash exchange ratio" described below, rounded down to the nearest whole number of shares of the acquiring corporation's common stock or the Common Stock. The exercise price for each assumed option was calculated by dividing the exercise price of the subsidiary stock option before the transaction by the applicable "cash exchange ratio" described below, rounded up to the nearest whole cent. The applicable "cash exchange ratio" for each transaction was a fraction, the numerator of which was the cash price listed in the chart at the beginning of this subsection (the "Chart") and the denominator of which was the closing price of the acquiring corporation's common stock or the Common Stock, as applicable, on the day preceding the effective date of the transaction.

     Additionally, certain directors participated in the deferred compensation plans of the various subsidiaries. On the effective date of each of the completed cash transactions listed above, each of the affected subsidiaries' deferred compensation plans terminated and the participants received cash in an amount equal to the balance of such participant's stock units credited to his or her account under the respective deferred compensation plan, multiplied by the cash price listed in the Chart. Any such stock units held by directors are included in their stock ownership information described below.

     In the Thermo Voltek Corp. transaction, Dr. Gyftopoulos, Mr. McCabe and Mr. Melas-Kyriazi received a cash payment of $7.00 per share for 1,000, 1,800 and 5,581 shares of common stock of Thermo Voltek Corp. held by such individuals, respectively. Additionally, Mr. Crisp and Dr. Gyftopoulos held options to acquire 2,250 and 2,750 shares of Thermo Voltek Corp. common stock, respectively, that were converted into options to acquire shares of common stock of Thermedics Inc.

     In the Thermo Power Corporation transaction, Mr. Crisp, Dr. Gyftopoulos, Mr. Lewis, Mr. McCabe, Mr. Melas-Kyriazi and Mr. Wellington received a cash payment of $12.00 per share for 31,165, 3,925, 2,500, 8,629, 4,988 and 3,425 shares of common stock of Thermo Power Corporation held by such individuals, respectively. Additionally, Mr. Crisp, Dr. Gyftopoulos, Mr. Lewis, Mr. McCabe, Mr. Melas-Kyriazi and Ms. Olayan held options to acquire 1,000, 3,000, 10,000, 3,000, 5,000 and 3,000 shares of Thermo Power Corporation common stock, respectively, that were converted into options to acquire shares of Common Stock, as described above. Additionally, Mr. Crisp, Mr. Jungers and Mr. Wellington elected to receive cash payments, as described above, for their options to purchase 4,500, 3,000 and 3,000 shares of Thermo Power Corporation common stock, respectively, and received payments of $13,414, $11,850 and $11,850, respectively, for such options.

     In the ThermoSpectra Corporation transaction, Dr. Gyftopoulos, Mr. Lewis and Mr. Melas-Kyriazi received a cash payment of $16.00 per share for 1,022, 5,000 and 13,600 shares of common stock of ThermoSpectra Corporation held by such individuals, respectively. Additionally, Dr. Gyftopoulos, Mr. Jungers, Mr. Lewis, Mr. Melas-Kyriazi and Mr. Rainville held options to acquire 15,000, 1,500, 50,000, 64,200 and 10,000 shares of ThermoSpectra Corporation common stock, respectively, that were converted into options to acquire shares of common stock of Thermo Instrument Systems Inc., as described above. Additionally, Mr. Crisp, Dr. Gyftopoulos, Mr. Keiser, Mr. McCabe, Ms. Olayan and Mr. Wellington elected to receive cash payments, as described above, for their options to purchase 1,000, 6,000, 1,500, 1,500, 1,000 and 1,000 shares of
ThermoSpectra Corporation common stock, respectively, and received payments of $6,000, $36,000, $9,000, $9,000, $6,000 and $6,000, respectively, for such options.

     In the Thermo Vision Corporation transaction, Dr. Gyftopoulos, Mr. Jungers, Mr. Lewis and Mr. McCabe received a cash payment of $7.00 per share for 1,061, 1,400, 17,720 and 1,120 shares of common stock of Thermo Vision Corporation held by such individuals, respectively. Additionally, Mr. Crisp, Dr. Gyftopoulos, Mr. Holt, Mr. Jungers, Mr. Keiser, Mr. Lewis, Mr. McCabe, Mr. Melas-Kyriazi, Ms. Olayan, Mr. O'Leary, Mr. Rainville and Mr. Wellington held options to acquire 1,000, 15,000, 1,500, 1,000, 1,500, 25,000, 1,000, 70,000, 1,000, 1,000, 7,500
and 1,000 shares of Thermo Vision Corporation common stock, respectively, that were converted into options to acquire shares of common stock of Thermo Instrument Systems Inc., as described above.

     In the ONIX Systems Inc. transaction, Mr. Jungers and Mr. Lewis received a cash payment of $9.00 per share for 10,000 and 2,333 shares of common stock of ONIX Systems Inc. held by such individuals, respectively. Also, Crescent International Holdings Ltd., a member of the Olayan Group that is indirectly controlled by Suliman S. Olayan, Ms. Olayan's father, received a cash payment of $9.00 per share for 16,666 shares of common stock of ONIX Systems Inc. Ms. Olayan disclaims beneficial ownership of the shares owned by Crescent International Holdings Ltd. Additionally, Mr. Holt, Mr. Jungers, Mr. Keiser, Mr. Lewis, Mr. Melas-Kyriazi and Mr. Rainville held options to acquire 2,000, 30,000, 2,000, 33,333, 30,000 and 10,000 shares of ONIX Systems Inc. common stock, respectively, that were converted into options to acquire shares of Common Stock, as described above.

     In the Thermedics Detection Inc. transaction, Dr. Gyftopoulos and Mr. Lewis received a cash payment of $8.00 per share for 600 and 3 shares of common stock of Thermedics Detection Inc. held by such individuals, respectively. Additionally, Mr. Holt, Mr. Keiser, Mr. Lewis and Mr. Rainville held options to acquire 2,000, 17,000, 2,000 and 10,000 shares of Thermedics Detection Inc. common stock, respectively, that were converted into options to acquire shares of Common Stock, as described above.

     In the Thermo Sentron Inc. transaction, Mr. McCabe received a cash payment of $15.50 per share for 2,000 shares of common stock of Thermo Sentron Inc. held by Mr. McCabe. Additionally, Mr. Holt, Mr. Keiser, Mr. Lewis, and Mr. Rainville held options to acquire 2,000, 19,500, 2,000 and 7,000 shares of Thermo Sentron Inc. common stock, respectively, that were converted into options to acquire shares of Common Stock, as described above.

     In the Thermo BioAnalysis Corporation transaction, Dr. Gyftopoulos, Mr. Jungers, Mr. Lewis and Mr. McCabe received a cash payment of $28.00 per share for 15,254, 2,000, 22,500 and 1,500 shares of common stock of Thermo BioAnalysis Corporation held by such individuals, respectively. Additionally, Mr. Holt, Mr. Lewis, Mr. Melas-Kyriazi and Mr. Rainville held options to acquire 2,000, 34,250, 19,000 and 3,600 shares of Thermo BioAnalysis common stock, respectively, that were converted into options to acquire shares of Common Stock, as described above. Additionally, Mr. Lewis and Mr. Rainville elected to receive cash payments, as described above, for their options to purchase 15,750 and 2,400 shares of Thermo BioAnalysis common stock, respectively, and received payments of $258,000 and $43,200, respectively, for such options.

     Mr. Keiser and Mr. Melas-Kyriazi held options to purchase 30,000 and 2,411 shares of common stock of Thermo Coleman Corporation, respectively, that were converted into options to acquire shares of Common Stock, as described above.

     In the Thermo Information Solutions Inc. transaction, Mr. Jungers received a cash payment of $10.00 per share for 2,000 shares of common stock of Thermo Information Solutions Inc. held by Mr. Jungers. In addition, a trust of which Mr. McCabe and members of his family are trustees received a cash payment of $10.00 per share for 12,000 shares of common stock of Thermo Information Solutions held by such trust. Additionally, Mr. Crisp, Dr. Gyftopoulos, Mr. Holt, Mr. Jungers, Mr. Keiser, Mr. Lewis, Mr. McCabe, Mr. Melas-Kyriazi, Ms. Olayan, Mr. Rainville and Mr. Wellington held options to acquire 1,500, 1,500, 1,000, 1,500, 1,000, 1,000, 1,500, 1,000, 1,500, 5,000 and 1,500 shares of
Thermo Information Solutions common stock, respectively, that were converted into options to acquire shares of Common Stock, as described above.

     In the Trex Communications Corporation transaction, Mr. Jungers received a cash payment of $4.00 per share for 5,000 shares of common stock of Trex Communications Corporation held by Mr. Jungers. In addition, a trust of which Mr. McCabe and members of his family are trustees received a cash payment of $4.00 per share for 12,500 shares of common stock of Trex Communications held by such trust. Also, Crescent International Holdings Ltd., a member of the Olayan Group that is indirectly controlled by Suliman S. Olayan, Ms. Olayan's father, received a cash payment of $4.00 per share for 125,000 shares of common stock of Trex Communications. Ms. Olayan disclaims beneficial ownership of the shares owned by Crescent International Holdings Ltd. Additionally, Mr. Crisp, Dr. Gyftopoulos, Mr. Holt, Mr. Jungers, Mr. Keiser, Mr. Lewis, Mr. Melas-Kyriazi, Ms. Olayan, Mr. O'Leary, Mr. Rainville and Mr. Wellington held options to acquire 1,000, 1,000, 2,000, 1,000, 2,000, 2,000, 2,000, 1,000, 1,000, 10,000
and 1,000 shares of Trex Communications common stock, respectively, that were converted into options to acquire shares of common stock of ThermoTrex Corporation, as described above.

Executive Officer and Director Participation in Proposed Transactions

     Executive officers and directors of the Corporation who hold shares of common stock in the subsidiaries listed above under "Proposed Transactions" will receive the same consideration per share of subsidiary stock as all other stockholders of such subsidiaries. See "Stock Ownership."

     In addition, certain executive officers and directors of the Corporation hold options to acquire shares of common stock of the subsidiaries listed above (see "Stock Ownership"), which options will be treated in the same manner as options held by other employees. In general, all unvested options held by such persons will be assumed by the Corporation and converted into options to acquire shares of Common Stock on the same terms as are applicable to all the other holders of such subsidiary's options. In the case of vested options held by such persons in subsidiaries that are the subject of proposed cash transactions, the holders will be given the opportunity to elect either to convert the options into vested options for Common Stock, as described below, or to receive cash at the applicable cash transaction price less the applicable exercise price. In the case of options held by such persons in subsidiaries that are the subject of proposed stock transactions, the options will be converted into options for Common Stock, as described below.

     Vested and unvested options that are being assumed by the Corporation in the proposed cash transactions referenced above generally will be converted as follows: The number of shares of Common Stock underlying each assumed option will equal the number of shares of subsidiary common stock underlying the option before the transaction, multiplied by the applicable "cash exchange ratio" described below, rounded down to the nearest whole number of shares of Common Stock. The exercise price for each assumed option will be calculated by dividing the exercise price of the subsidiary stock option before the transaction by the applicable "cash exchange ratio" set forth below, rounded up to the nearest whole cent. The applicable "cash exchange ratio" for each transaction is a fraction, the numerator of which is the cash price listed in the Chart and the denominator of which is the closing price of the Common Stock on the day preceding the effective date of the transaction.

     Vested and unvested options that are being assumed by Thermo Electron in the proposed stock transactions referenced above will generally be converted as follows: The number of shares of Common Stock underlying each assumed option will equal the number of shares of subsidiary common stock underlying the option before the transaction, multiplied by the applicable exchange ratio set forth in the Chart, rounded down to the nearest whole number of shares of Common Stock. The exercise price for each assumed option will be calculated by dividing the exercise price of the subsidiary stock option before the transaction by the applicable exchange ratio set forth in the Chart, rounded up to the nearest whole cent.

     In addition to the ownership information that appears in the "Stock Ownership" table, Mr. Melas-Kyriazi (who is not a named executive officer of the Corporation for purposes of Securities and Exchange Commission regulations, and whose ownership information therefore does not appear in the "Stock Ownership" table) holds shares of, or options to purchase shares of, common stock of the subsidiaries listed above under "Proposed Transactions" as follows. Mr. Melas-Kyriazi owns 19,028, 11,864, 618, 5,217 and 6,472 shares in the common stock of Thermo Instrument Systems Inc., Thermedics Inc., Thermo TerraTech Inc., ThermoLase Corporation, and ThermoTrex Corporation, respectively. Mr. Melas-Kyriazi owns options to purchase 25,000, 25,000, 40,000 and 163,687 shares of Metrika Systems Corporation, ThermoQuest Corporation, Thermo Optek Corporation and Thermo Instrument Systems Inc., respectively.

     Additionally, certain directors participate in the deferred compensation plans of the various subsidiaries. See "Stock Ownership." On the effective date of each of the proposed cash transactions listed above, each of the affected subsidiaries' deferred compensation plans will terminate and the participants will receive cash in an amount equal to the balance of such participant's stock units credited to his or her account under the respective deferred compensation plan, multiplied by the cash price listed in the Chart. On the effective date of each of the proposed stock transactions listed above, each of the affected subsidiaries' deferred compensation plans will be assumed by the Corporation, and the stock units credited to each participant's account under the respective deferred compensation plans will be converted into stock units for Common Stock at the exchange ratio set forth in the Chart.

Stock Holding Assistance Plan

     The Committee has established a stock holding policy for the chief executive officer of the Corporation that requires him to own a multiple of his compensation in shares of the Common Stock. In order to assist the chief executive officer in complying with the policy, the Committee also adopted a stock holding assistance plan under which the Corporation may make interest-free loans to executive officers, to enable them to purchase Common Stock in the open market. No loans were outstanding under this program in 1999.

     The Corporation's publicly traded, majority-owned subsidiaries have adopted similar stock holding policies for their chief executive officers, along with stock holding assistance plans. The stock holding assistance plans are intended to assist chief executive officers in complying with the stock holding policies, and provide for interest-free loans to enable those officers to purchase shares of common stock in the open market. Certain of the named executive officers of the Corporation are the chief executive officers of these subsidiaries and are required to comply with the subsidiary's stock holding policies. Mr. William A. Rainville, a chief operating officer of the Corporation, is also the chief executive officer of Thermo Fibertek Inc. In 1996, Mr. Rainville received a loan in the principal amount of $118,104 under the Thermo Fibertek Inc. stock holding assistance plan to purchase 10,000 shares of the common stock of Thermo Fibertek Inc. of which amount $94,483 was outstanding as of January 1, 2000. In 1996, Mr. Earl R. Lewis, a chief operating officer of the Corporation, and in 1996, the chief executive officer of Thermo Optek Corporation, received a loan in the principal amount of $194,029 under the Thermo Optek Corporation stock holding assistance plan to purchase 15,000 shares of the common stock of Thermo Optek Corporation of which amount $155,223 was outstanding as of January 1, 2000. Both of Mr. Rainville's and Mr. Lewis' loans are payable on the earlier of demand or the tenth anniversary of the date of the loan, unless otherwise determined by the human resources committee of the board of directors of Thermo Fibertek Inc. or Thermo Optek Corporation, respectively. None of the other named executive officers have loans currently outstanding under any subsidiary stock holding assistance plan.

                                 -PROPOSAL 2-

    PROPOSAL TO AMEND THE CORPORATION'S EQUITY INCENTIVE PLAN TO RESTATE THE
                   LIMITATION ON THE SIZE OF POTENTIAL AWARDS


     The Board of Directors has approved an amendment to the Corporation's equity incentive plan (the "Equity Incentive Plan") and is recommending the amendment to the Stockholders for their approval. The amendment would restate the limitation on the size of awards to a recipient in any calendar year as a fixed number of shares, 1,500,000 shares, and not as a percentage of outstanding shares.

Reasons for the Amendment

     The Equity Incentive Plan has contained a limitation on the potential size of awards to a recipient in any calendar year since its adoption in order for awards under the plan to qualify as "performance-based" under Section 162(m) of the Internal Revenue Code. Section 162(m) limits the tax deduction available to public companies for annual compensation paid to certain executive officers in excess of $1,000,000 unless the compensation qualifies as "performance-based" or is otherwise exempt from Section 162(m). The Board of Directors has approved an amendment to the Equity Incentive Plan to restate the limitation on the size of an award or any combination of awards to a recipient in a calendar year as 1,500,000 shares of Common Stock. The limitation was previously stated as 1% of the outstanding shares of Common Stock, calculated as of the beginning of the fiscal year. If the amendment is not approved, the current limitation on the size of awards to a recipient in any calendar year will continue. The Corporation believes awards under the current plan qualify as "performance based" under Section 162(m); however, to resolve any doubt, the Corporation has elected to set the limitation in terms of a fixed number of shares rather than as a percentage of outstanding shares. The proposed limitation of 1,500,000 shares represents slightly less than 1% of the total outstanding shares of Common Stock.

Summary of the Equity Incentive Plan

     The following summary of the terms of the Equity Incentive Plan is qualified in its entirety by reference to the plan.

     Administration; Eligible Participants. The Equity Incentive Plan is administered by the Board of Directors of the Corporation (the "Board"). The Board has full power to select, from among the persons eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to any participant, and to determine the specific terms of each award, including terms and conditions relating to events of merger, consolidation, dissolution and liquidation, change of control, acceleration of vesting or lapse of restrictions, vesting, forfeiture, other restrictions, dividends and interest on deferred amounts. The Board also has the power to waive compliance by participants with the terms and conditions of awards, to cancel awards with the consent of participants and to accelerate the vesting or lapse of any restrictions of any award. The Board has delegated all of its responsibilities under the Equity Incentive Plan to a committee appointed by the Board consisting of "non-employee" directors within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act who are also "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code (the "Committee").

     Employees and directors of, and consultants to, the Corporation and its subsidiaries, or other persons who are expected to make significant contributions to the growth and success of the Corporation and its subsidiaries, selected by the Committee, are eligible to participate in the Equity Incentive Plan. Approximately 25,400 employees are eligible to participate in the existing Equity Incentive Plan.

     Shares Subject to the Equity Incentive Plan; Use of Proceeds. As of January 1, 2000, the number of shares of the Common Stock available for future grant under the Equity Incentive Plan was 1,049,677 shares. In addition, as of January 1, 2000, the number of shares of Common Stock underlying granted and unexercised options under the Equity Incentive Plan was 10,901,034 shares. The number of shares reserved under the Equity Incentive Plan is subject to adjustment for stock splits and similar events. Awards and shares that are forfeited, reacquired by the

Corporation, satisfied by a cash payment by the Corporation or otherwise satisfied without the issuance of Common Stock are not counted against the maximum number of reserved shares under the plan.

     The proceeds received by the Corporation from transactions under the Equity Incentive Plan are used for the general purposes of the Corporation. Shares issued under the Equity Incentive Plan may be authorized but unissued shares, or shares reacquired by the Corporation and held in its treasury.

     Types of Awards; Limitations on Awards. The Equity Incentive Plan permits the Committee to grant a variety of stock and stock-based awards in such form or in such combinations as may be approved by the Committee. Without limiting the foregoing, the types of awards may include stock options, restricted and unrestricted shares, rights to receive cash or shares on a deferred basis or based on performance, cash payments sufficient to offset the federal, state and local ordinary income taxes of participants resulting from transactions under the Equity Incentive Plan, and loans to participants in connection with awards. In addition, if approved by the Stockholders at this meeting, the Committee may not award more than 1,500,000 shares of Common Stock to a recipient in a calendar year under any award or combination of awards. The Equity Incentive Plan previously provided that the Committee may not grant in excess of 1% of the outstanding shares of Common Stock (calculated as of the beginning of a calendar year) to any recipient under any award or combination of awards granted during a calendar year.

     Stock Options. Awards under the Equity Incentive Plan may be in the form of stock options, which entitle the recipient, on exercise, to purchase shares of Common Stock at a specified exercise price. Stock options granted under the plan may be either stock options that qualify as incentive stock options ("incentive stock options") under Section 422 of the Internal Revenue Code, or stock options that are not intended to meet such requirements ("non-statutory options"). The exercise price of each option is determined by the Committee, but may not be less than 85% of the fair market value per share of Common Stock on the date of grant.

     The term of each option is fixed by the Committee. The Committee also determines at what time each option may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee. The Committee may, in its discretion, provide that upon exercise of any option, instead of receiving shares free from restrictions under the Equity Incentive Plan, the option holder will receive shares of restricted stock or deferred stock awards.

     The exercise price of options granted under the Equity Incentive Plan must be paid in full by check or other instrument acceptable to the Committee or, if the Committee so determines, by delivery of shares of Common Stock held by the option holder for at least six months (unless the Committee expressly approves a shorter period) and that have a fair market value on the exercise date equal to the exercise price of the option, by delivery of a promissory note from the option holder to the Corporation payable on terms acceptable to the Committee, by delivery of an unconditional and irrevocable undertaking by a broker to deliver sufficient funds to the Corporation to pay the exercise price, or some combination of these methods.

     Incentive stock options must meet certain additional requirements in order to qualify as incentive stock options under the Internal Revenue Code.
Incentive stock options may be granted only to employees of the Corporation and its subsidiaries. The exercise price of an incentive stock option or any option intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code may not be less than 100% of the fair market value of the shares on the date of grant. An incentive stock option may not be granted under the Equity Incentive Plan after the tenth anniversary of the date the Board adopted the Equity Incentive Plan and the latest date on which an incentive stock option may be exercisable is ten years from the date of its grant. In addition, the Internal Revenue Code limits the value of shares subject to incentive stock options that may become exercisable annually by any option holder in a given year, and requires a shorter exercise period and a higher minimum exercise price in the case of Stockholders owning more than ten percent (10%) of the Corporation's Common Stock.

     Restricted Stock and Unrestricted Stock. The Committee may also award shares of Common Stock subject to such conditions and restrictions as it may determine ("restricted stock"). The purchase price of shares of restricted stock shall be determined by the Committee, but may not be less than the par value of those shares.

     Generally, if a participant who holds shares of restricted stock fails to satisfy certain restrictions or other conditions as may be determined by the Committee (such as continuing employment for a given period) prior to the lapse or waiver of the restrictions, the Corporation will have the right to require the forfeiture or repurchase of the shares in exchange for an amount, if any, determined by the Committee as specifically set forth in the instrument evidencing the award. The Committee may at any time waive such restrictions or accelerate the date or dates on which the restrictions will lapse. Prior to the lapse of restrictions on shares of restricted stock, the recipient will have all the rights of a Stockholder with respect to the shares, including voting and dividend rights, subject only to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the instrument evidencing the award.

     The Committee may also grant shares that are free from any restrictions under the Equity Incentive Plan ("unrestricted stock"). Unrestricted stock may be issued in recognition of services or in such other circumstances that the Committee deems to be in the best interests of the Corporation.

     Deferred Stock. The Committee may also make deferred stock awards under the Equity Incentive Plan which entitle the recipient to receive shares of Common Stock in the future. Delivery of Common Stock will take place on such date or dates and on such conditions as the Committee specifies. The Committee may at any time accelerate the date on which delivery of all or any part of the Common Stock will take place or otherwise waive any restrictions on the award.

     Performance Awards. The Committee may also grant performance awards entitling the recipient to receive shares of Common Stock or cash in such combinations as it may determine following the achievement of specified performance goals. Payment of the performance award may be conditioned on achievement of individual or Corporation performance goals over a fixed or determinable period or on such other conditions as the Committee shall determine.

     Loans and Supplemental Grants. The Committee may authorize a loan from the Corporation to a participant either on or after the grant of an award to the participant. Loans, including extensions, may be for any term specified by the Committee, may be either secured or unsecured, and may be with or without recourse against the participant in the event of default. Each loan shall be subject to such terms and conditions and shall bear such rate of interest, if any, as the Committee shall determine. In connection with any award, the Committee may, at the time such award is made or at a later date, provide for and make a cash payment to the participant in an amount equal to (a) the amount of any federal, state and local income tax on ordinary income for which the participant will be liable with respect to the award, plus (b) an additional amount on a grossed-up basis necessary to make him or her whole after payment of the amount described in (a).

     Payment of Purchase Price. Except as otherwise provided in the Equity Incentive Plan, the purchase price of Common Stock or other rights acquired or granted pursuant to such plan shall be determined by the Committee, provided that the purchase price of Common Stock shall not be less than its par value. The Committee may determine the method of payment for Common Stock acquired pursuant to the Equity Incentive Plan and may determine that all or any part of the purchase price has been satisfied by past service rendered by the recipient of an award. The Committee may, upon the request of a participant, defer the date on which payment under any award will be made.

     Change in Control Provisions. Unless otherwise provided in the agreement evidencing an award, if there is a "Change in Control" of the Corporation as defined in the Equity Incentive Plan, any stock options that are not then exercisable and fully vested will become fully exercisable and vested; the restrictions applicable to restricted stock awards will lapse and shares issued pursuant to such awards will be free of restrictions and fully vested; and deferral and other limitations and conditions that related solely to the passage of time or continued employment or other affiliation will be waived and removed but other conditions will continue to apply unless otherwise provided in the instrument evidencing the awards or by agreement between the participant and the Corporation. Generally, any of the following events shall be considered a "Change in Control": (i) the acquisition by any person of 40% or more of the outstanding common stock or voting securities of Thermo Electron; (ii) the failure of the Thermo Electron board of directors to include a majority of directors who are "continuing directors", which term is defined to include directors who were members of Thermo Electron's board on July 1, 1999 or who subsequent to that date were nominated or elected by a majority of directors who were "continuing directors" at the time of such nomination or election; (iii) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving Thermo Electron or the sale or other disposition of all or substantially all of the assets of Thermo Electron unless immediately after such transaction (a) all holders of Thermo Electron common stock immediately prior to such transaction own more than 60% of the outstanding voting securities of the resulting or acquiring corporation in substantially the same proportions as their ownership immediately prior to such transaction and (b) no person after the transaction owns 40% or more of the outstanding voting securities of the resulting or acquiring corporation; or (iv) approval by stockholders of a complete liquidation or dissolution of Thermo Electron.

     Nature of Rights as Stockholder Under the Equity Incentive Plan. Except as specifically provided by the Equity Incentive Plan, the receipt of an award will not give a participant rights as a Stockholder. The participant will obtain such rights, subject to any limitations imposed by the plan or the instrument evidencing the award, upon actual receipt of Common Stock.

     Adjustments for Stock Dividends, etc. The Committee will make appropriate adjustments to the maximum number of shares of Common Stock that may be delivered under the Equity Incentive Plan, and under outstanding awards, to reflect stock dividends, stock splits and similar events. The Committee may also make appropriate adjustments to avoid distortions in the operation of the Equity Incentive Plan in the event of any recapitalization, merger or consolidation involving the Corporation, any transaction in which the Corporation becomes a subsidiary of another entity, any sale or other disposition of all or a substantial portion of the assets of the Corporation or any similar transaction, as determined by the Committee.

     Amendment and Termination. The Equity Incentive Plan shall remain in full force and effect until terminated by the Board. The Board may at any time or times amend or review the Equity Incentive Plan or any outstanding award for any purpose which may at the time be permitted by law, or may at any time terminate the plan as to any further grants of awards. No amendment of the Equity Incentive Plan or any outstanding award may adversely affect the rights of a participant as to any previously granted award without his or her consent. Stockholder approval of amendments shall be required only as is necessary to satisfy the then-applicable requirements of Rule 16b-3 (or any successor rule), of stock exchanges, of Section 162(m) of the Internal Revenue Code, or of any federal tax law or regulation relating to stock options or awards.

     Stock Withholding. In the case of an award under which Common Stock may be delivered, the Committee may permit the participant or other appropriate person to elect to have the Corporation hold back from the shares to be delivered, or to deliver to the Corporation, shares of Common Stock having a value sufficient to satisfy any federal, state and local withholding tax requirements.

Federal Income Tax Consequences

     The following is a summary of the principal United States federal income tax consequences of transactions under the Equity Incentive Plan. It does not describe all federal tax consequences under the Equity Incentive Plan, nor does it describe any state, local or foreign tax consequences.

     Incentive Stock Options. No taxable income is recognized by the optionee upon the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may result in alternative minimum tax liability for the optionee. If no disposition of shares issued to an optionee pursuant to the exercise of an incentive stock option is made by the optionee within the later of two years from the date of grant or one year after the transfer of such shares to the optionee, then upon the later sale of such shares, for federal income tax purposes, any amount realized in excess of the exercise price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and no deduction will be allowed to the Corporation.

     If the shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two- and one-year holding periods described above, generally the optionee will recognize ordinary compensation income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on an arms-length sale of such shares) over the exercise price thereof, and the Corporation will be entitled to deduct such amount, subject to the limitations of Section 162(m) of the Internal Revenue Code. Any further gain recognized will be taxed as short- or long-term capital gain and will not result in any deduction by the Corporation. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of Common Stock.

     If any incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-statutory stock option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (one year following termination of employment by reason of permanent and total disability), except in certain cases where the incentive stock option is exercised after the death of an optionee.

     Non-statutory Options. With respect to non-statutory stock options granted under the Equity Incentive Plan, no income is recognized by the optionee at the time the option is granted. Generally, at exercise, ordinary compensation income is recognized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and the Corporation receives a tax deduction for the same amount, subject to the limitations of Section 162(m) of the Internal Revenue Code. At disposition of the shares, appreciation or depreciation after the date of exercise is treated as either short- or long-term capital gain or loss depending on how long the shares have been held.

     Restricted Stock. A recipient of restricted stock that is subject to a risk of forfeiture generally will be subject to tax at ordinary income rates on the fair market value of the stock at the time the stock is either transferable or is no longer subject to forfeiture, less any amount paid for such stock. However, a recipient who so elects under Section 83(b) of the Internal Revenue Code ("Section 83(b)") within 30 days of the date of issuance of the restricted stock will recognize ordinary compensation income on the date of issuance equal to the fair market value of the shares of restricted stock at that time (measured as if the shares were unrestricted and could be sold immediately), minus any amount paid for such stock. The Corporation generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the recipient, subject to the limitations of Section 162(m) of the Internal Revenue Code.

     Upon sale of the shares after the forfeiture period has expired, the appreciation or depreciation after the shares become transferable or free from risk of forfeiture (or, if a Section 83(b) election was made, since the shares were issued) will be treated as long- or short-term capital gain or loss. The holding period to determine whether the recipient has long- or short-term capital gain or loss begins just after the forfeiture period expires (or just after the earlier issuance of the shares, if the recipient elected immediate recognition of income under Section 83(b)). If restricted stock is received in connection with another award under the Equity Incentive Plan (for example, upon exercise of an option), the income and the deduction, if any, associated with such award may be deferred in accordance with the rules described above for restricted stock.

     Deferred Stock. The recipient of a deferred stock award will generally be subject to tax at ordinary income rates on the fair market value of the stock on the date that the stock is distributed to the participant. The capital gain or loss holding period for such stock will also commence on such date. The Corporation generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the employee. If a right to deferred stock is received under another award (for example, upon exercise of an option), the income and deduction, if any, associated with such award may be deferred in accordance with the rules described above for deferred stock.

     Performance Awards. The recipient of a performance award will generally be subject to tax at ordinary income rates on any cash received and the fair market value of any Common Stock issued under the award, and the Corporation will generally be entitled to a deduction equal to the amount of ordinary income recognized by the recipient. Any cash received under a performance award will be included in income at the time of receipt. The fair market value of any Common Stock received will also generally be included in income (and a corresponding deduction will generally be available to the Corporation) at the time of receipt. The capital gain or loss holding period for any Common Stock distributed under a performance award will begin when the recipient recognizes ordinary income in respect of that distribution.

     Loans and Supplemental Grants. Generally speaking, bona fide loans made under the Equity Incentive Plan will not result in taxable income to the recipient or in a deduction to the Corporation. However, any such loan made at a rate of interest lower than certain rates specified under the Internal Revenue Code may result in an amount (measured, in general, by reference to the difference between the actual rate and the specified rate) being included in the borrower's income and deductible by the Corporation. Forgiveness of all or a portion of a loan may also result in income to the borrower and a deduction for the Corporation. If outright cash grants are given in order to facilitate the payment of award-related taxes, the grants will be includable as ordinary income by the recipient at the time of receipt and will in general be deductible by the Corporation.

Recommendation

     The Board of Directors believes that the amendment to the Equity Incentive Plan will ensure compliance with Section 162(m) and allow the Corporation to maintain the deductibility of compensation for future grants under the Equity Incentive Plan. Accordingly, the Board of Directors believes that the proposal is in the best interests of the Corporation and its Stockholders and recommends that the Stockholders vote FOR the approval of the amendment to the Equity Incentive Plan. If not otherwise specified, Proxies will be voted FOR approval of the amendment to the Equity Incentive Plan.

                              STOCKHOLDER PROPOSAL

                                 -PROPOSAL 3-

     Certain Stockholders have submitted the proposal set forth below. The Corporation will furnish, orally or in writing as requested, the names, addresses and claimed share ownership positions of the proponents of the Stockholder Proposal promptly upon written or oral request directed to the Secretary of the Corporation. The board of directors has carefully considered the Stockholder Proposal and concluded that its adoption would not be in the best interests of the Corporation or its Stockholders. For the reasons stated after the proposal and its supporting statement, the board of directors recommends a vote AGAINST the proposal.

     Stockholders have submitted the following proposal, which will be voted upon at the meeting if presented by its proponents.

WHEREAS:

Leaders of industry in the United States now acknowledge their obligation to pursue superior environmental performance and to disclose information about that performance to their investors and other stakeholders.

The integrity, utility, and comparability of environmental disclosure depend on using a common format, credible metrics, and a set of generally accepted standards. This will enable investors to assess environmental progress within and across industries.

The Coalition for Environmentally Responsible Economics (CERES) - a ten-year partnership between large investors, environmental groups, and corporations - has established what we believe is the most thorough and well-respected environmental disclosure form in the United States. CERES has also taken the lead internationally, convening major organizations together with the United Nations Environment Programme in the Global Reporting Initiative, which has produced guidelines for standardizing environmental disclosure worldwide.

Companies which endorse the CERES Principles engage with stakeholders in transparent environmental management and agree to a single set of consistent standard for environmental reporting. That standard is set by the endorsing companies together with CERES.

The CERES Principles and CERES Report have been adopted by leading firms in various industries: Arizona Public Service, Bank America, BankBoston, Baxter International, Bethlehem Steel, Coca-Cola, General Motors, Interface, ITT Industries, Northeast Utilities, Pennsylvania Power and Light, Polaroid, and Sun Company.

We believe endorsing the CERES Principles commits a company to the prudent oversight of its financial and physical resources through: 1) protection of the biosphere; 2) sustainable use of natural resources; 3) waste reduction; 4) energy conservation; 5) risk reduction; 6) safe products/services; 7) environmental restoration; 8) informing the public; 9) management commitment;
10) audits and reports. (The full text of the CERES Principles and accompanying CERES Report form are obtainable from CERES, 11 Arlington Street, Boston, Massachusetts 02116, (617) 247-0700 / www.ceres.org).

RESOLVED:

Shareholders request that the company endorse the CERES Principles as a reasonable and beneficial component of their corporate commitment to be publicly accountable for environmental performance.

Supporting Statement for Stockholder Proposal

Recent studies show that the integration of environmental commitment into business operations provides competitive advantage and improves long-term financial performance for companies. In addition, the depth of a firm's environmental commitment and the quality with which it manages its environmental performance are indicators of prudent foresight exercised by management.

Given investors' needs for credible information about a firm's environmental performance, and given the number of companies that have already endorsed the CERES Principles and adopted its report format, it is a reasonable, widely accepted step for a company to endorse those Principles if it wishes to demonstrate its seriousness about superior environmental performance.

Your vote FOR this resolution serves the best interest of our Company and its shareholders.

Statement in Opposition to Stockholder Proposal

     Thermo Electron is proud of its commitment to the environment through its business practices and its products and services. Many of its businesses provide environmentally responsible products or offer services to aid other companies in meeting their environmental commitments and responsibilities. The Corporation believes that its environmental policy and business practices are already consistent with the basic tenets of the CERES Principles.

     The Corporation's environmental policy has evolved over several years. It was designed and is intended to reflect and recognize the diverse businesses in which the Corporation engages and the specific and varied environmental issues and responsibilities which affect the Corporation's businesses. The policy states the Corporation's objectives with respect to environmental issues, sets forth the Corporation's environmental expectations of its employees and explains the environmental responsibilities of each business unit and its managers. The board of directors believes that this environmental policy, as adapted to the structure and specific circumstances of the Corporation, is better suited to the Corporation and more adaptable to changing responsibilities and concerns, than the statement recommended by the Stockholder proponents.

     The Corporation operates businesses throughout the world and is already subject to extensive environmental regulation and disclosure requirements in the jurisdictions in which it conducts its businesses. The Corporation believes that its environmental practices and policies already comply with the laws of these jurisdictions. Furthermore, the Corporation is concerned that the proliferation of independent practices for environmental disclosure, such as that represented by the CERES Principles in the United States, the European Community regulations referred to in the Supporting Statement, ISO 14000 for European operations, and others, present confusing and conflicting disclosures that are not applied uniformly to all companies. Finally, the Corporation believes that adoption of the CERES Principles would not further the Corporation's environmental objectives but merely create an additional administrative reporting obligation that would burden the Corporation with additional expenses and divert resources better employed to creating better environmental products and services.

Recommendation

     The board of directors recommends a vote AGAINST this Stockholder Proposal. Proxies solicited by the board of directors will be voted AGAINST the proposal unless Stockholders otherwise specify to the contrary on their proxy. Substantially identical proposals were submitted to, and rejected by, the Stockholders at the 1997, 1998 and 1999 Annual Meetings of the Stockholders, with approximately 7.1%, 8.3% and 10.8% of the shares voting on the proposal at the 1997, 1998 and 1999 meetings, respectively, voted in favor of the proposal.

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The board of directors has appointed Arthur Andersen LLP as independent public accountants for fiscal 2000. Representatives of that firm are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to questions. Arthur Andersen LLP has acted as independent public accountants for the Corporation since 1960.

                                  OTHER ACTION

     Management is not aware at this time of any other matters that will be presented for action at the meeting. Should any such matters be presented, the proxies grant power to the proxy holders to vote shares represented by the proxies in the discretion of such proxy holders.

                             STOCKHOLDER PROPOSALS

     Proposals of Stockholders intended to be included in the proxy statement and form of proxy relating to the 2001 Annual Meeting of the Stockholders of the Corporation and to be presented at such meeting must be received by the Corporation for inclusion in the proxy statement and form of proxy no later than December 14, 2000. In addition, the Corporation's Bylaws include an advance notice provision that requires Stockholders desiring to bring proposals before an annual meeting (which proposals are not to be included in the Corporation's proxy statement and thus are submitted outside the processes of Rule 14a-8 under the Exchange
Act) to do so in accordance with the terms of such advance notice provision. The advance notice provision requires that, among other things, Stockholders give timely written notice to the Secretary of the Corporation regarding their proposals. To be timely, notices must be delivered to the Secretary at the principal executive offices of the Corporation not less than 60, nor more than 75, days prior to the first anniversary of the date on which the Corporation mailed its proxy materials for the preceding year's annual meeting of Stockholders. Accordingly, a Stockholder who intends to present a proposal at the 2001 Annual Meeting of Stockholders without inclusion of the proposal in the Corporation's proxy materials must provide written notice of such proposal to the Secretary no earlier than January 28, 2001 and no later than February 12, 2001. Proposals received at any other time will not be voted on at the meeting. If a Stockholder makes a timely notification, the proxies that management solicits for the meeting may still exercise discretionary voting authority with respect to the Stockholder's proposal under circumstances consistent with the proxy rules of the Securities and Exchange Commission.

                             SOLICITATION STATEMENT

     The cost of this solicitation of proxies will be borne by the Corporation. Solicitation will be made primarily by mail, but regular employees of the Corporation may solicit proxies personally or by telephone, facsimile transmission or telegram. Brokers, nominees, custodians and fiduciaries are requested to forward solicitation materials to obtain voting instructions from beneficial owners of stock registered in their names, and the Corporation will reimburse such parties for their reasonable charges and expenses in connection therewith.


Waltham, Massachusetts
April 19, 2000

                                 FORM OF PROXY

                          THERMO ELECTRON CORPORATION

       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 17, 2000

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints Richard F. Syron, Theo Melas-Kyriazi and Seth H. Hoogasian, and each of them, proxies of the undersigned, each with power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Thermo Electron Corporation held of record by the undersigned on March 31, 2000, at the Annual Meeting of the Stockholders to be held at the Marriott Long Wharf Hotel, 296 State Street, Boston, Massachusetts, on Wednesday, May 17, 2000, at 3:30 p.m., and at any postponement or adjournment thereof, as set forth on the reverse side hereof, and in their discretion upon any other business that may properly come before the meeting.

     The Proxy will be voted as specified, or if no choice is specified, FOR the election of the nominees for director, FOR Proposal 2 and AGAINST Proposal 3, if presented at the meeting, and as said proxies deem advisable on such other matters as may properly come before the meeting.

           (IMPORTANT - TO BE SIGNED AND DATED ON THE REVERSE SIDE.)

     Please mark your
[X]  votes as in this
     example.

The Board of Directors recommends a vote For Proposals 1 and 2.

1.   ELECTION OF DIRECTORS OF THE COMPANY (see reverse).

Nominees: Samuel W. Bodman, Peter O. Crisp and Jim P. Manzi.

FOR ALL NOMINEES         [_]

WITHHELD FROM ALL NOMINEES  [_]


FOR, except vote withheld for the following nominee(s): ________________________

                                                     FOR     AGAINST     ABSTAIN
2.   Approve a management proposal to amend          [_]       [_]         [_]
     the Corporation's equity incentive plan
     to restate the limitation on the
     potential size of awards to any recipient in a year in compliance with Section 162 (m) of the Internal Revenue Code, as amended.

The Board of Directors recommends a vote AGAINST Proposal 3.

                                                     FOR     AGAINST     ABSTAIN
3.   Approve a stockholder proposal to request       [_]       [_]         [_]
     the Corporation to endorse the CERES
     Principles.

4. In their discretion on such other matters as may properly come before the meeting.

(This proxy should be dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Copies of the Notice of Meeting and of the Proxy Statement have been received by the undersigned.

SIGNATURE(S)_______________________________________   DATE_________________